Exhibit 4.1

EXECUTION VERSION

MARIPOSA MERGER SUB LLC and
MARIPOSA BORROWER, INC.
as Issuers

8.000% Senior Cash Pay Notes due 2021

INDENTURE
Dated as of October 21, 2013

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

i

EXHIBITS

EXHIBIT A                              Form of Note

EXHIBIT B                              Form of Certificate of Transfer

EXHIBIT C                              Form of Certificate of Exchange

EXHIBIT D                              Form of Certificate to Be Delivered in Connection with Transfers to Institutional Accredited Investors

EXHIBIT E                               Form of Supplemental Indenture

INDENTURE, dated as of October 21, 2013, as amended or supplemented from time to time (this “Indenture”), among MARIPOSA MERGER SUB LLC, a Delaware limited liability company (“Mariposa” or the “LLC Co-Issuer”), MARIPOSA BORROWER, INC., a Delaware corporation (the “Corporate Co-Issuer” and, together with the LLC Co-Issuer, the “Issuers”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”).

Recitals of the Issuers

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of the Notes (as defined herein):

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1.                                          Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2028 Debentures” means the 7.125% senior debentures due 2028 issued by The Neiman Marcus Group, Inc. pursuant to an indenture dated as of May 27, 1998, by and between The Neiman Marcus Group, Inc. and The Bank of New York, as trustee, as the same may be amended from time to time.

“ABL Credit Agreement” means the credit agreement with respect to the asset-based revolving credit facility to be entered into on or around the Closing Date among the LLC Co-Issuer, the Corporate Co-Issuer, the guarantors from time to time party thereto, the financial institutions named therein and Deutsche Bank AG New York Branch, as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, restated, supplemented, waived, renewed or otherwise modified from time to time, and (if designated by the LLC Co-Issuer) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, Refinanced or otherwise modified from time to time, including (if designated by the LLC Co-Issuer) any agreement or indenture or commercial paper facilities with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder (to the extent permitted under Section 3.3) or altering the maturity thereof or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition of the equity of NM Group indirectly by Parent pursuant to the Merger Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, co-registrar or additional paying agent.

“Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:

(1)                                 1.0% of the then outstanding principal amount of such Note; and

(2)                                 the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of the Note at October 15, 2016, in the case of the Initial Notes, or at such first optional redemption date as may be specified by the Issuers in accordance with the provisions of Section 5.2 hereof, in the case of any Additional Notes, in each case, as set forth in Section 5.1(a), plus (ii) all required interest payments due on such Note through October 15, 2016 (excluding accrued and unpaid interest to (but not including) the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date, plus 50 basis points; over (b) the then outstanding principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)                                 the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the LLC Co-Issuer or any Restricted Subsidiary, or

(2)                                 the issuance or sale of Equity Interests (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 3.3 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the LLC Co-Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions),

(each of the foregoing referred to in this definition as a “disposition”).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)                                 a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the LLC Co-Issuer and its Restricted Subsidiaries (including allowing any registrations or any applications for registration of any intellectual property to lapse or become abandoned);

(2)                                 the sale, conveyance, lease or other disposition of all or substantially all of the assets of either of the Issuers in compliance with Section 4.1 or any disposition that constitutes a Change of Control;

(3)                                 any Restricted Payment that is permitted to be made, and is made, under Section 3.4 or any Permitted Investment;

(4)                                 any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than $25.0 million;

(5)                                 any transfer or disposition of property or assets or issuance or sale of Equity Interests by a Restricted Subsidiary to the LLC Co-Issuer or by the LLC Co-Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(6)                                 the creation of any Lien permitted under this Indenture;

(7)                                 any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(8)                                 the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable to notes receivable or dispositions of accounts receivable in connection with the collection or compromise thereof;

(9)                                 the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(10)                          a sale or transfer of accounts receivable, or participations therein, and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions;

(11)                          a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(12)                          any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents) of comparable or greater market value, as determined in good faith by the LLC Co-Issuer;

(13)                          (a) non-exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles and (b) exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles in the ordinary course of business of the LLC Co-Issuer and the Restricted Subsidiaries;

(14)                          the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the LLC Co-Issuer or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(15)                          dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to casualty events and (except for purposes of calculating Net Cash Proceeds of any Asset Sale under Section 3.7(b) and Section 3.7(c) hereof) dispositions necessary or advisable (as determined by the LLC Co-Issuer in good faith) in order to consummate any acquisition of any Person, business or assets;

(16)                          dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(17)                          to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business.

For the avoidance of doubt, the unwinding of Hedge Agreements will not be deemed to constitute an Asset Sale.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will not be deemed to have beneficial ownership of any securities that such “person” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time) that has not yet occurred. The terms “Beneficial Ownership,” “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means, as to any Person, the board of directors, board of managers or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers or other governing body of such entity, and the term “directors” means members of the Board of Directors.

“Borrowing Base” means, as of any date, the sum of:

(1)                                 90% of all accounts receivable held by the LLC Co-Issuer and its Restricted Subsidiaries as of such date; plus

(2)                                 90% of the inventory held by the LLC Co-Issuer and its Restricted Subsidiaries as of such date; plus

(3)                                 100% of all cash and Cash Equivalents held by the LLC Co-Issuer and its Restricted Subsidiaries as of such date,

in each case, determined on a consolidated basis in accordance with GAAP based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time will be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the LLC Co-Issuer and designated as a “Cash Contribution Amount” as described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1)                                 dollars, Canadian dollars, Japanese yen, pounds sterling, euros or the national currency of any participating member of the European Union or, in the case of any Foreign Subsidiary, any local currencies held by it from time to time in the ordinary course of business and not for speculation;

(2)                                 direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case, with maturities not exceeding two years;

(3)                                 time deposits, eurodollar time deposits, certificates of deposit and money market deposits, in each case, with maturities not exceeding one year from the date of acquisition thereof, and overnight bank deposits, in each case, with any commercial bank having capital, surplus and undivided profits of not less than $250.0 million;

(4)                                 repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with a bank meeting the qualifications described in clause (3) above;

(5)                                 commercial paper or variable or fixed rate notes maturing not more than one year after the date of acquisition issued by a corporation rated at least

“P-1” by Moody’s or “A-1” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(6)                                 securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(7)                                 Indebtedness issued by Persons (other than the Sponsors) with a rating of at least “A-2” by Moody’s or “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities not exceeding one year from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2” or “P-2” from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency);

(8)                                 Investments in money market funds with average maturities of 12 months or less from the date of acquisition that are rated “Aaa3” by Moody’s and “AAA” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(9)                                 instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above customarily utilized in the countries where any such Restricted Subsidiary is located or in which such Investment is made; and

(10)                          shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (1) through (9) above.

Notwithstanding the foregoing, Cash Equivalents will include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Obligations” means obligations owed by either the LLC Co-Issuer or any Guarantor to any other Person in respect of or in connection with Cash Management Services.

“Cash Management Services” means any treasury, depository, pooling, netting, overdraft, stored value card, purchase card (including so called “procurement card” or “P-card”), debit card, credit card, cash management and similar services and any automated clearing house transfer of funds.

“Change of Control” means the occurrence of any of the following events:

(1)                                 any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more of the Permitted Holders, acquires Beneficial Ownership of Voting Stock of the LLC Co-Issuer representing more than 50% of the aggregate ordinary voting power for the election of directors of the LLC Co-Issuer (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested); or

(2)                                 the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the LLC Co-Issuer and its Restricted Subsidiaries, taken as a whole, to any Person other than one or more of the Permitted Holders.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Closing Date” means the date of the consummation of the Merger.

“Closing Date Senior Secured Net Leverage Ratio” means 4.50 to 1.00.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Company Order” means a written request or order signed in the name of the Issuers by any Officer of each of the Issuers.

“Consolidated Debt” means, as of any date, the sum (without duplication) of all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Capitalized Lease Obligations, Indebtedness for borrowed money, Disqualified Stock and Indebtedness in respect of the deferred purchase price of property or services of the LLC Co-Issuer and the Restricted Subsidiaries and all Guarantees of the foregoing, determined on a consolidated basis in accordance with GAAP, based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Consolidated EBITDA” means, with respect to the LLC Co-Issuer for any period, the Consolidated Net Income of the LLC Co-Issuer for such period:

(1)                                 increased, in each case to the extent deducted in calculating such Consolidated Net Income (and without duplication), by:

(a)                                 provision for taxes based on income, profits or capital, including state, franchise, excise and similar taxes and foreign withholding taxes, paid or accrued, including any penalties and interest relating to any tax examinations, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar tax credits, and including an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of the LLC

Co-Issuer or any Parent Entity in respect of such period (in each case, to the extent attributable to the operations of the LLC Co-Issuer and its Subsidiaries), which will be included as though such amounts had been paid as income taxes directly by the LLC Co-Issuer; plus

(b)                                 Consolidated Interest Expense; plus

(c)                                  cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock of the LLC Co-Issuer or any Restricted Subsidiary; plus

(d)                                 all depreciation and amortization charges and expenses; plus

(e)                                  all:

(i)                                     losses, charges and expenses relating to the Transactions;

(ii)                                  transaction fees, costs and expenses incurred in connection with the consummation of any transaction that is out of the ordinary course of business (or any transaction proposed but not consummated) permitted under this Indenture, including equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the Incurrence, modification or repayment of Indebtedness permitted to be Incurred under this Indenture (including any Permitted Refinancing Indebtedness in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions; and

(iii)                               without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period; plus

(f)                                   any expense or deduction attributable to minority equity interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Subsidiary of the LLC Co-Issuer; plus

(g)                                  the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities, charges and expenses paid or accrued to or on behalf of any Parent Entity or any of the Permitted Holders, in each case, to the extent permitted by Section 3.8; plus

(h)                                 earn-out obligations incurred in connection with any acquisition of any business, assets or Person in accordance with the terms of this Indenture or other Investment; plus

(i)                                     all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees of the LLC Co-Issuer and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests in the common equity of the LLC Co-Issuer or any Permitted Parent in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(j)                                    all non-cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future four-fiscal quarter period:

(i)                                     the LLC Co-Issuer may determine not to add back such non-cash charge in the period for which Consolidated EBITDA is being calculated; and

(ii)                                  to the extent the LLC Co-Issuer does decide to add back such non-cash charge, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus

(k)                                 all costs and expenses in connection with pre-opening and opening of stores, distribution centers and other facilities that were not already excluded in calculating such Consolidated Net Income; and

(2)                                 decreased, without duplication and to the extent increasing such Consolidated Net Income for such period, by non-cash gains (excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Issue Date). For the avoidance of doubt, amortization of tenant and developer allowances will not be deducted pursuant to this clause (2).

Notwithstanding the foregoing, the Consolidated EBITDA of the LLC Co-Issuer for the fiscal quarters ended:

(A)                               August 3, 2013 will be deemed to be $107.2 million;

(B)                               April 27, 2013 will be deemed to be $206.2 million;

(C)                               January 26, 2013 will be deemed to be $178.3 million; and

(D)                               October 27, 2012 will be deemed to be $179.8 million;

it being understood that the amounts listed in the foregoing clauses (A), (B), (C) and (D) do not give effect to (but may be subject to) the adjustments provided for in the definition of Pro Forma Basis for any transactions or events other than the Transactions.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                 the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to Hedging Agreements relating to interest rates (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of hedging obligations, all amortization and write offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees, any expenses resulting from the discounting of the 2028 Debentures as a result of the purchase accounting treatment of the Transactions and all discounts, commissions, fees and other charges associated with any Receivables Facility), plus

(2)                                 consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued, plus

(3)                                 any amounts paid or payable in respect of interest on Indebtedness the proceeds of which have been contributed to the referent Person and that has been guaranteed by the referent Person, less

(4)                                 interest income of the referent Person and its Restricted Subsidiaries for such period;

provided that when determining Consolidated Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Issue Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Issue Date by 365 and then dividing such product by the number of days from and including the Issue Date to and including the last day of such period.

For purposes of this definition, interest on a Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by the LLC Co-Issuer to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP and before any deduction for preferred stock dividends; provided that:

(1)                                 all net after tax extraordinary, nonrecurring or unusual gains, losses, income, expenses and charges, and in any event including, without limitation, all restructuring, severance, relocation, consolidation, integration or other similar charges and expenses, contract termination costs, excess pension charges, system establishment charges, start up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post retirement employee benefit plans in connection with the Transactions or otherwise, expenses associated with strategic initiatives, facilities shutdown and opening costs, and any fees, expenses, charges or change in control payments related to the Transactions or otherwise (including any transition related expenses incurred before, on or after the Closing Date), will be excluded;

(2)                                 all net after tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after tax gain or loss on the disposal of abandoned, closed or discontinued operations will be excluded;

(3)                                 all net after tax gain, loss, expense or charge attributable to business dispositions and asset dispositions other than in the ordinary course of business (as determined in good faith by an Officer of the LLC Co-Issuer) will be excluded;

(4)                                 all net after tax income, loss, expense or charge attributable to the early extinguishment or cancellation of Indebtedness, Hedge Agreements or other derivative instruments will be excluded;

(5)                                 all non-cash gain, loss, expense or charge attributable to the movement in the mark to market valuation of Hedge Agreements or other derivative instruments will be excluded;

(6)                                 (a)                                 the net income for such period of any Person that is not a Restricted Subsidiary of the referent Person, or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period and

(b)                                 the net income for such period will include any ordinary course dividends, distributions or other payments in cash received from any such Person during such period in excess of the amounts included in clause (a) hereof;

(7)                                 the cumulative effect of a change in accounting principles during such period will be excluded;

(8)                                 the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to the Transactions or any acquisition consummated before or after the Closing Date, and the amortization, write down or write off of any amounts thereof, net of taxes, will be excluded;

(9)                                 all non-cash impairment charges and asset write ups, write downs and write offs will be excluded;

(10)                          all non-cash expenses realized in connection with or resulting from stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights will be excluded;

(11)                          any costs or expenses incurred in connection with the payment of dividend equivalent rights to option holders pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;

(12)                          accruals and reserves for liabilities or expenses that are established or adjusted as a result of the Transactions within 18 months after the Closing Date will be excluded;

(13)                          all amortization and write offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees, will be excluded;

(14)                          any currency translation gains and losses related to changes in currency exchange rates (including remeasurements of Indebtedness and any net loss or gain resulting from Hedge Agreements for currency exchange risk), will be excluded;

(15)                          (a)                                 the non-cash portion of “straight line” rent expense will be excluded; and

(b)                                 the cash portion of “straight line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;

(16)                          expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount:

(a)                                 has not been denied by the applicable carrier in writing; and

(b)                                 is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed with such 365-day period);

provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (16);

(17)                          losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(18)                          (a)                                 cash costs and expenses in connection with pre-opening and opening of stores, distribution centers and other facilities in an aggregate amount not to exceed $20.0 million for any four quarter period, and all non-cash pre-opening costs and expenses, will be excluded; and

(b)                                 all income, loss, charges and expenses associated with stores, distribution centers and other facilities closed in any period, or scheduled for closure within 12 months of the date on which Consolidated Net Income is being calculated, will be excluded;

(19)                          non-cash charges for deferred tax asset valuation allowances will be excluded; and

(20)                          solely for the purpose of determining the amount available for Restricted Payments that are permitted to be made under Section 3.4, the net income (or loss) for such period of any Restricted Subsidiary (other than a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the such Person or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein.

Notwithstanding the foregoing, for the purpose of Section 3.4 only, there will be excluded from Consolidated Net Income any income arising from the sale or other disposition of Restricted Investments, from repurchases or redemptions of Restricted Investments, from repayments of loans or advances that constituted Restricted Investments or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amounts of Restricted Payments permitted under Section 3.4(a)(C)(5) or Section 3.4(a)(C)(6).

“Consolidated Total Assets” means, as of any date, the total assets of the LLC Co-Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contribution Indebtedness” means, Indebtedness of the LLC Co-Issuer or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the LLC Co-Issuer after the Closing Date and designated as a Cash Contribution Amount.

“Corporate Co-Issuer” has the meaning set forth in the preamble hereto.

“Corporate Trust Office” will be at the address of the Trustee specified in Section 11.1 or such other address as to which the Trustee may give notice to the Issuers or Holders pursuant to the procedures set forth in Section 11.1.

“Credit Agreement” means

(1)                                 the Senior Credit Agreement;

(2)                                 the ABL Credit Agreement; and

(3)                                 whether or not the Senior Credit Agreement and/or the ABL Credit Agreement remains outstanding, if designated by the Issuers to be included in the definition of “Credit Agreement,” one or more:

(a)                                 debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit;

(b)                                 debt securities, notes, mortgages, guarantees, collateral documents, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances); or

(c)                                  instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers,

in each case, as amended, supplemented, modified, extended, restructured, renewed, Refinanced, restated, increased; provided that such increase in borrowings is permitted under this Indenture, replaced or refunded in whole or in part from time to time and whether by the same or any other agent, lender or investor or group of lenders or investors.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means, any event which, but for the giving of notice, lapse of time or both, would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Note will not bear the Global Note Legend and will not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Issuers.

“Designated Non-cash Consideration” means, the Fair Market Value of non-cash consideration received by the LLC Co-Issuer or any Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate of the LLC Co-Issuer, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the LLC Co-Issuer or any Parent Entity, as applicable (other than Excluded Equity), that is issued after the Issue Date for cash and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate of the LLC Co-Issuer, on the issuance date thereof, the cash proceeds of which are contributed to the capital of the LLC Co-Issuer (if issued by Parent or any other Parent Entity) and excluded from the calculation set forth in Section 3.4(a)(C).

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(1)                                 matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Equity Interests than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto)), or

(2)                                 is convertible or exchangeable for Indebtedness or Disqualified Stock, or

(3)                                 is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to the date that is 91 days after the earlier of the maturity date of the Notes and the date the Notes are no longer outstanding; provided that only the portion of Equity Interests that so mature or are mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; and provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the LLC Co-Issuer or its Subsidiaries or by any such plan to such employees, such Equity Interests will not constitute Disqualified Stock solely because it may be required to be repurchased by the LLC Co-Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; and provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock will not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means, any Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Contribution” means, the cash equity or rollover equity contributions to the LLC Co-Issuer made, either directly or indirectly, by the Sponsors and certain other equity investors (including members of the NM Group’s management) arranged by or designated by the Sponsors in order to provide the LLC Co-Issuer with sufficient funds, when taken together with the proceeds of the Notes and the borrowings under the Senior Credit Agreement and the ABL Credit Agreement, to consummate the Transactions on the Closing Date.

“Equity Interests” means, Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Closing Date of capital stock or Preferred Stock of the LLC Co-Issuer or any Parent Entity, as applicable (other than Disqualified Stock), other than:

(1)                                 public offerings with respect to the LLC Co-Issuer’s or such Parent Entity’s common stock registered on Form S-4 or Form S-8;

(2)                                 issuances to any Subsidiary of the LLC Co-Issuer; and

(3)                                 any such public or private sale that constitutes an Excluded Contribution.

“Escrow Agent” means U.S. Bank National Association.

“Escrow Agreement” means the Escrow Agreement, dated as of the Issue Date, among the Issuers and U.S. Bank National Association, as escrow agent and the Trustee.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the net cash proceeds and Cash Equivalents, or the Fair Market Value of other assets, received by the LLC Co-Issuer after the Closing Date from:

(1)                                 contributions to its common equity capital; and

(2)                                 the sale of Capital Stock (other than Excluded Equity) of the LLC Co-Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate or that are utilized to make a Restricted Payment pursuant to Section 3.4(b)(i).  Excluded Contributions will be excluded from the calculation set forth in Section 3.4(a)(C).

“Excluded Equity” means

(1)                                 Disqualified Stock;

(2)                                 any Equity Interests issued or sold to a Restricted Subsidiary or any employee stock ownership plan or trust established by the LLC Co-Issuer or any of its Subsidiaries (to the extent such employee stock ownership plan or trust has been funded by the LLC Co-Issuer or any Restricted Subsidiary);

(3)                                 any Equity Interest that has already been used or designated (a) as (or the proceeds of which have been used or designated as) a Cash Contribution Amount, Designated Preferred Stock or an Excluded Contribution, or (b) to increase the amount available under Section 3.4(b)(ii)(B) or clause (15) of the definition of “Permitted Investments;” and

(4)                                 the Equity Contribution.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of the LLC Co-Issuer, whose determination will be conclusive for all purposes under this Indenture and the Notes).

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America, any state thereof or the District of Columbia and any direct or indirect Subsidiary of such Restricted Subsidiary.

“GAAP” means, generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies); provided that the LLC Co-Issuer may at any time elect by written notice to the Trustee to fix GAAP as in effect on the date specified in such notice and, upon any such notice, references herein to GAAP will thereafter be construed to mean for all purposes of this Indenture (other than for financial reporting purposes):

(1)                                 for periods beginning on and after the date specified in such notice, GAAP as in effect on the date specified in such notice; and

(2)                                 for prior periods, GAAP as in effect from time to time during such periods.

Notwithstanding anything to the contrary above or in the definition of Capitalized Lease Obligations, in the event of a change under GAAP (or the application thereof) requiring any leases to be capitalized that are not required to be capitalized as of the Issue Date, only those leases that would result or would have resulted in Capitalized Lease Obligations on the Issue Date (assuming for purposes hereof that they were in existence on the Issue date) will be considered capital leases and all calculations under this Indenture will be made in accordance therewith.

“Global Note Legend” means the legend set forth in Section 2.1(b) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.1 or Section 2.6 hereof.

“Governmental Authority” means, any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“guarantee” means, as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means, any guarantee of the Obligations of the Issuers under this Indenture and the Notes in accordance with the provisions of this Indenture.

“Guarantors” means, collectively, each Restricted Subsidiary of the LLC Co-Issuer (other than the Corporate Co-Issuer) that executes this Indenture, or a supplemental indenture hereto, as a Guarantor on the Closing Date and each other Restricted Subsidiary of the LLC Co-Issuer that Incurs a Guarantee of the Notes; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person automatically ceases to be a Guarantor.

“Hedge Agreement” means, any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, not entered into for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the LLC Co-Issuer or any of its Subsidiaries will be a Hedge Agreement

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” means Mariposa Intermediate Holdings LLC, a limited liability company formed under the laws of the State of Delaware, and its successors.

“IAI Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes resold to IAIs.

“IAIs” means institutional “accredited investors” (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs.

“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for, or subject to, such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person, without duplication:

(1)                                 all obligations of such Person for borrowed money;

(2)                                 all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(3)                                 all obligations of such Person under conditional sale or title retention agreements relating to property or assets purchased by such Person;

(4)                                 all obligations of such Person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP;

(5)                                 all Capitalized Lease Obligations of such Person;

(6)                                 all net payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Hedge Agreements;

(7)                                 the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and bank guarantees;

(8)                                 the principal component of all obligations of such Person in respect of bankers’ acceptances;

(9)                                 all Guarantees by such Person of Indebtedness described in clauses (1) through (8) above; and

(10)                          the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock);

provided that Indebtedness will not include:

(a)                                 trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business;

(b)                                 prepaid or deferred revenue arising in the ordinary course of business;

(c)                                  purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset; or

(d)                                 earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP.

The Indebtedness of any Person will include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

“Indenture” has the meaning set forth in the preamble hereto.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $960,000,000 in aggregate principal amount of 8.000% Senior Cash Pay Notes due 2021 of the Issuers issued under this Indenture on the Issue Date.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, BMO Capital Markets Corp., Jefferies LLC, UBS Securities LLC and MCS Capital Markets LLC, with respect to the offer and sale of the Initial Notes, and such other initial purchasers party to future purchase agreements entered into in connection with an offer and sale of any Additional Notes.

“Interest Coverage Ratio” means, as of any date, the ratio of (1) the Consolidated EBITDA of the LLC Co-Issuer for the most recent period of four consecutive fiscal quarters for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis, to (2) the sum of (a) the Consolidated Interest Expense of the LLC Co-Issuer for such period, calculated on a Pro Forma Basis, and (b) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of the LLC Co-Issuer or Preferred Stock of the LLC-Co Issuer or any Restricted Subsidiary made during such period; provided that, in the event that the LLC Co-Issuer classifies Indebtedness Incurred on the date of determination as, in part, Ratio Debt and, in part, Permitted Debt (other than Permitted Refinancing Indebtedness), any calculation of Consolidated Interest Expense pursuant to this definition will not include any such Permitted Debt.

“Interest Payment Date” means, in the case of the Initial Notes, April 15 and October 15 of each year, commencing on April 15, 2014 and, in the case of any Additional Notes, such interest payment dates as may be designated by the Issuers in accordance with the provisions of Section 2.2 hereof and, in each case, ending at the Stated Maturity of the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)                                 securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)                                 securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the LLC Co-Issuer and its Subsidiaries;

(3)                                 corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition; and

(4)                                 investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees of Indebtedness), advances or capital contributions (excluding accounts receivable, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees, consultants and independent contractors made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the LLC Co-Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  If the LLC Co-Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the LLC Co-Issuer, the LLC Co-Issuer will be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained.  In no event will a guarantee of an operating lease of the LLC Co-Issuer or any Restricted Subsidiary be deemed an Investment.  For purposes of the definition of “Unrestricted Subsidiary” and Section 3.4:

(1)                                 “Investments” will include the portion (proportionate to the LLC Co-Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the LLC Co-Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the LLC Co-Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)                                 the LLC Co-Issuer’s “Investment” in such Subsidiary at the time of such redesignation, less

(b)                                 the portion (proportionate to the LLC Co-Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)                                 any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of Section 3.4 and for all other purposes of Section 3.4) will be the original cost of such Investment (determined, in the case of any Investment made with assets of the LLC Co-Issuer or any Restricted Subsidiary, based on the Fair Market Value of the assets invested), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the LLC Co-Issuer or a Restricted Subsidiary in respect of such Investment, and in the case of an Investment in any Person, will be net of any Investment by such Person in the LLC Co-Issuer or any Restricted Subsidiary.

“Issue Date” means, October 21, 2013.

“Issuers” has the meaning set forth in the preamble hereto.

“Lien” means, with respect to any asset, (1) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset; or (2) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event will an operating lease or an agreement to sell be deemed to constitute a Lien.

“LLC Co-Issuer” has the meaning set forth in the preamble hereto.

“Management Agreements” means, (1) each of the Management Services Agreements, as in effect on the Closing Date (the “Closing Date Management Agreements”), as amended, supplemented or otherwise modified in a manner not materially adverse to the Holders, and (2) any other similar or related agreement with one or more of the Sponsors on terms not materially adverse to the Holders relative to the terms of the Closing Date Management Agreements; it being agreed that (a) the inclusion of or increases (either by amendments to the Closing Date Management Agreements, the execution of a similar or related agreements or otherwise) by a material amount in the aggregate amount payable to the Sponsors as a monitoring, management or similar fee above $10.0 million per annum (with pro rated amounts payable for any partial year periods and any amounts not paid in any year accruing and payable upon request of the Sponsors in future periods) will be deemed to be materially adverse to the Holders and (b) (i) adding Affiliates of the Sponsors as parties to any such agreements or (ii) providing for the payment (or accrual) of an annual monitoring, management or similar fee to the Sponsors in an aggregate amount equal to or less than $10.0 million per annum for any period commencing on or after the Closing Date (with pro rated amounts payable for any partial year periods and any amounts not paid in any period beginning on the Closing Date accruing and being payable upon request of the Sponsors in future periods), either by amendments to the Closing Date Management Agreements, the execution of a similar or related agreements or otherwise, in each case, will not be materially adverse to the Holders.

“Management Group” means, the group consisting of the directors, executive officers and other management personnel of NM Group on the Closing Date or who became directors, officers or management personnel of NM Group or any direct or indirect parent of NM Group, as applicable, and its Subsidiaries following the Closing Date (other than in connection with a transaction that would otherwise be a Change of Control if such persons were not included in the definition of “Permitted Holders”), or (in each case) family members thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date Beneficially Own or have the right to acquire, directly or indirectly, Equity Interests of the LLC Co-Issuer or any Permitted Parent.

“Mariposa” has the meaning set forth in the preamble hereto.

“Merger” means, the Merger of Mariposa with and into NM Group, with NM Group surviving the Merger.

“Merger Agreement” means, that certain Agreement and Plan of Merger, dated as of September 9, 2013, by and among Parent, Mariposa and NM Group, as amended up to and including the Closing Date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Cash Proceeds” means the aggregate cash proceeds (using the Fair Market Value of any Cash Equivalents) received by the LLC Co-Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and including any proceeds received as a result of unwinding any related Hedge Agreements in connection with such transaction but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct cash costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 3.7(b)) to be paid as a result of such transaction, any costs associated with unwinding any related

Hedge Agreements in connection with such transaction and any deduction of appropriate amounts to be provided by the LLC Co-Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the LLC Co-Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“NM Group” means Neiman Marcus Group LTD Inc., a Delaware corporation, which will be the successor entity in the Merger and subsequent to the Closing Date will convert into a limited liability company as part of the Transactions and be renamed Neiman Marcus Group LTD LLC.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes and the Additional Notes, all of which will be treated as a single class for all purposes under this Indenture, except as provided in Section 9.2, and unless the context otherwise requires, all references to the Notes will include the Initial Notes and any Additional Notes.

“Notes Custodian” means the custodian with respect to the Global Note (as appointed by the Depositary), or any successor Person thereto and will initially be the Trustee.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Circular” means the offering circular related to the offering of Initial Notes dated October 16, 2013.

“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary (or any person serving the equivalent function of any of the foregoing) of such Person (or of the general partner of such Person) or any individual designated as an “Officer” for purposes of this Indenture by the Board of Directors of such Person (or the Board of Directors of the general partner of such Person).

“Officer’s Certificate” means a certificate signed on behalf of the LLC Co-Issuer by an Officer of the LLC Co-Issuer that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuers.

“Parent” means NM Mariposa Holdings, Inc., a corporation organized under the laws of the State of Delaware, and its successors.

“Parent Entity” means any direct or indirect parent of the LLC Co-Issuer.

“Pari Passu Indebtedness” means:

(1)                                 with respect to the Issuers, the Notes, the PIK Toggle Notes and any Indebtedness that ranks pari passu in right of payment to the Notes; and

(2)                                 with respect to any Guarantor, its Guarantee and any Indebtedness that ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream a Person who has an account with the Depositary, respectively (and, with respect to DTC, will include Euroclear or Clearstream).

“Permanent Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Temporary Regulation S Global Note upon expiration of the Restricted Period.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the LLC Co-Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 3.7.

“Permitted Holders” means each of:

(1)                                 the Sponsors;

(2)                                 any member of the Management Group (or any controlled Affiliate thereof);

(3)                                 any other holder of a direct or indirect equity interest in Parent that either (a) holds such equity interest as of the Closing Date or (b) becomes a holder of such equity interests prior to the three month anniversary of the Closing Date and is a limited partner of a Sponsor on the Closing Date; provided that the limited partners that become holders of equity interests pursuant to this clause (3) do not own in the aggregate more than 25% of the Voting Stock of Parent as of such three month anniversary;

(4)                                 any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the Persons described in clauses (1), (2) or (3) above are members; provided that, without giving effect to the existence of such group or any other group, the Persons described in clauses (1), (2) and (3) above, collectively, Beneficially Own Voting Stock representing 50% or more of the aggregate ordinary voting power of the Voting Stock of the LLC Co-Issuer (or any Permitted Parent) then held by such group; and

(5)                                 any Permitted Parent.

Any Person or group, together with its Affiliates, whose acquisition of Beneficial Ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)                                 the Transactions (including payment of the purchase consideration under the Merger Agreement);

(2)                                 loans and advances to officers, directors, employees or consultants of any Parent Entity, the LLC Co-Issuer or any Restricted Subsidiary not to exceed $25.0 million in an aggregate principal amount at any time outstanding (calculated without regard to write downs or write offs thereof after the date made);

(3)                                 any Investment in the LLC Co-Issuer or any Restricted Subsidiary;

(4)                                 any Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

(5)                                 Cash Equivalents and Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;

(6)                                 Investments arising out of the receipt by the LLC Co-Issuer or any of its Restricted Subsidiaries of non-cash consideration in connection with any sale of assets permitted under Section 3.7;

(7)                                 accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(8)                                 Investments acquired as a result of a foreclosure by the LLC Co-Issuer or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(9)                                 Hedge Agreements;

(10)                          Investments existing on, or contractually committed as of, the Closing Date and any replacements, refinancings, refunds, extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (10) is not increased at any time above the amount of such Investments existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date or as otherwise permitted under this definition or under Section 3.4;

(11)                          Investments resulting from pledges and deposits that are Permitted Liens;

(12)                          intercompany loans among Foreign Subsidiaries and Guarantees by Foreign Subsidiaries Incurred pursuant to Section 3.3(b)(xxi);

(13)                          acquisitions of obligations of one or more officers or other employees of any Parent Entity, the LLC Co-Issuer or any Subsidiary of the LLC Co-Issuer in connection with such officer’s or employee’s acquisition of Equity Interests of any Parent Entity, so long as no cash is actually advanced by the LLC Co-Issuer or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(14)                          Guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the LLC Co-Issuer or any Restricted Subsidiary in the ordinary course of business;

(15)                          Investments to the extent that payment for such Investments is made with Equity Interests (other than Excluded Equity) of the LLC Co-Issuer; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 3.4(a)(C);

(16)                          Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 3.4;

(17)                          Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(18)                          Guarantees permitted under Section 3.3;

(19)                          advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the LLC Co-Issuer or any Restricted Subsidiary;

(20)                          Investments consisting of the leasing or licensing of intellectual property in the ordinary course of business or the contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(21)                          purchases or acquisitions of inventory, supplies, materials and equipment or purchases or acquisitions of contract rights or intellectual property in each case in the ordinary course of business;

(22)                          any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(23)                          intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures Incurred in the ordinary course of business in connection with the cash management operations of the LLC Co-Issuer and its Subsidiaries;

(24)                          any Investment by the LLC Co-Issuer or any of its Restricted Subsidiaries in a Similar Business (other than an Investment in an Unrestricted Subsidiary) in an aggregate amount, taken together with all other Investments made pursuant to this clause (24) that are at the time outstanding, not to exceed the greater of (x) $100.0 million and (y) 1.15% of Consolidated Total Assets; provided, however, that if any Investment pursuant to this clause (24) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment will thereafter be deemed to have been made pursuant to clause (3) and will cease to have been made pursuant to this clause (24) for so long as such Person continues to be a Restricted Subsidiary; and

(25)                          any Investment by the LLC Co-Issuer or any Restricted Subsidiary in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the LLC Co- Issuer or a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation);

(26)                          Investments that are made with Excluded Contributions; and

(27)                          additional Investments; provided that the aggregate Fair Market Value of such Investments made since the Issue Date that remain outstanding

(with all such Investments being valued at their original Fair Market Value and without taking into account subsequent increases or decreases in value) does not exceed the greater of (a) $150.0 million and (b) 1.75% of Consolidated Total Assets as of the date any such Investment is made, in each case, plus any returns of capital actually received by the LLC Co-Issuer or any Restricted Subsidiary in respect of such Investments.

“Permitted Liens” means, with respect to any Person:

(1)                                 Liens securing Indebtedness Incurred in accordance with clauses (1) and (2) of the definition of “Permitted Debt;”

(2)                                 Liens existing on the Closing Date;

(3)                                 Liens securing Indebtedness Incurred in accordance with clause (5) of the definition of “Permitted Debt;” provided that such Liens only extend to the assets financed with such Indebtedness (and any replacements, additions, accessions and improvements thereto);

(4)                                 Liens on accounts receivable and related assets of the type specified in the definition of Qualified Receivables Financing securing Indebtedness Incurred in accordance with clause (17) of the definition of “Permitted Debt;”

(5)                                 Liens on assets of Foreign Subsidiaries securing Indebtedness Incurred in accordance with clause (21) of the definition of “Permitted Debt;”

(6)                                 Liens securing Permitted Refinancing Indebtedness Incurred in accordance with clause (24) of the definition of “Permitted Debt;” provided that the Liens securing such Permitted Refinancing Indebtedness are limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements thereto);

(7)                                 (a)                                 Liens on property or Equity Interests of a Person at the time such Person becomes a Restricted Subsidiary if such Liens were not created in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary and

(b)                                 Liens on property at the time the LLC Co-Issuer or a Restricted Subsidiary acquired such property, including any acquisition by means of a merger or consolidation with or into the LLC Co-Issuer or any of its Restricted Subsidiaries, if such Liens were not created in connection with, or in contemplation of, such acquisition;

(8)                                 Liens on property or assets of any Restricted Subsidiary that is not a Guarantor;

(9)                                 Liens for taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in good faith by appropriate proceedings and for which reserves have been set aside in accordance with GAAP;

(10)                          Liens disclosed by the title insurance policies delivered on or subsequent to the Issue Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Indenture); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(11)                          Liens securing judgments that do not constitute an Event of Default pursuant to clause (f) of Section 6.1 and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and in respect of which the LLC Co-Issuer or any affected Restricted Subsidiary, has set aside on its books reserves in accordance with GAAP with respect thereto;

(12)                          Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, to the LLC Co-Issuer or a Restricted Subsidiary has set aside on its books reserves in accordance with GAAP;

(13)                          (a)                                 pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other similar laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and

(b)                                 pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the LLC Co-Issuer or any Restricted Subsidiary;

(14)                          deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) Incurred by the LLC Co-Issuer or any Restricted Subsidiary in the ordinary course of business, including those Incurred to secure health, safety and environmental obligations in the ordinary course of business;

(15)                          survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights of way covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances Incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the LLC Co-Issuer or any Restricted Subsidiary;

(16)                          any interest or title of a lessor or sublessor under any leases or subleases entered into by the LLC Co-Issuer or any Restricted Subsidiary in the ordinary course of business;

(17)                          Liens that are contractual rights of set-off (a) relating to pooled deposit or sweep accounts of the LLC Co-Issuer or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the LLC Co-Issuer or any Restricted Subsidiary or (b) relating to purchase orders and other agreements entered into with customers of the LLC Co-Issuer or any Restricted Subsidiary in the ordinary course of business;

(18)                          Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(19)                          leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business that do not interfere in any material respect with the business of the LLC Co-Issuer and any of its Restricted Subsidiaries, taken as a whole;

(20)                          Liens solely on any cash earnest money deposits made by the LLC Co-Issuer or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment;

(21)                          the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(22)                          Liens arising from precautionary Uniform Commercial Code financing statements;

(23)                          Liens on Equity Interests of any joint venture (a) securing obligations of such joint venture or (b) pursuant to the relevant joint venture agreement or arrangement;

(24)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(25)                          Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(26)                          Liens securing insurance premium financing arrangements;

(27)                          Liens on vehicles or equipment of the Issuers or any of the Restricted Subsidiaries granted in the ordinary course of business;

(28)                          Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(29)                          Liens

(a)                                 of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection;

(b)                                 attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and

(c)                                  in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(30)                          Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(31)                          Liens securing Indebtedness permitted to be Incurred under Section 3.3; provided that the Senior Secured Net Leverage Ratio is less than or equal to the Closing Date Senior Secured Net Leverage Ratio as of the date on which such Liens are first created; and

(32)                          Liens securing additional obligations in an aggregate outstanding principal amount not to exceed the greater of (a) $250.0 million and (b) 2.75% of Consolidated Total Assets as of the date such Liens are first created.

For purposes of determining compliance with this definition, (x) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the LLC Co-Issuer will, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (1) or (31) above (giving effect to the Incurrence of such portion of such Indebtedness), the LLC Co-Issuer, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (1) or (31), as applicable, above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

“Permitted Parent” means:

(1)                                 any Parent Entity for so long as it is controlled by one or more Persons that are Permitted Holders pursuant to clause (1), (2), (3) or (4) of the definition thereof; provided that such Parent Entity was not formed in connection with, or in contemplation of, a transaction (other than the Transactions) that would otherwise constitute a Change of Control; and

(2)                                 any Public Company (or Wholly Owned Subsidiary of such Public Company), if and for so long as no person or group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than a Permitted Holder, has Beneficial Ownership of Voting Stock of such Public Company representing more than 50% of the aggregate ordinary voting power for the election of directors represented by the issued and outstanding Equity Interests of such Public Company.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, “Refinance”) the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that:

(1)                                 the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses);

(2)                                 the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the shorter of (a) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (b) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being Refinanced that were due on or after the date that is one year following the Maturity Date were instead due on the date that is one year following the Maturity Date; provided that no Permitted Refinancing Indebtedness Incurred in reliance on this subclause (2) will have any scheduled principal payments due prior to the Maturity Date in excess of, or prior to, the scheduled principal payments due prior to such Maturity Date for the Indebtedness being Refinanced;

(3)                                 if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Indenture, such Permitted Refinancing Indebtedness is subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced; and

(4)                                 no Permitted Refinancing Indebtedness will have different obligors, or greater Guarantees or security, than the Indebtedness being Refinanced.

Indebtedness constituting Permitted Refinancing Indebtedness will not cease to constitute Permitted Refinancing Indebtedness as a result of the subsequent extension of the Maturity Date after the date of original Incurrence thereof.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, government, individual or family trust, Governmental Authority or other entity of whatever nature.

“PIK Toggle Notes” means the 8.750%/9.500% Senior PIK Toggle Notes due 2021 of the Issuers issued on the Issue Date under the PIK Toggle Notes Indenture, together with any additional notes issued under the PIK Toggle Notes Indenture.

“PIK Toggle Notes Indenture” means the indenture, dated October 21, 2013, as amended or supplemented from time to time, by and among the Issuers and U.S. Bank National Association, as trustee.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Private Placement Legend” means the legend set forth in Section 2.1(c) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof.

“Pro Forma Basis” means, as of any date, that pro forma effect will be given to the Transactions, any Investment, any issuance, Incurrence, assumption or permanent repayment of Indebtedness (including Indebtedness issued or Incurred as a result of, or to finance, any relevant transaction and for which any such financial ratio or other calculation is being calculated) and all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division or store, or any conversion of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to

a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of the LLC Co-Issuer being used to calculate such financial ratio (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period, and pro forma effect will be given to factually supportable and identifiable pro forma cost savings related to operational efficiencies, strategic initiatives or purchasing improvements and other synergies, in each case, reasonably expected by the LLC Co-Issuer and its Restricted Subsidiaries to be realized based upon actions taken or reasonably expected to be taken within 18 months of the date of such calculation (without duplication of the amount of actual benefit realized during such period from such actions), which cost savings, improvements and synergies can be reasonably computed, as certified in writing by the chief financial officer of the LLC Co-Issuer.

“Public Company” means any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Qualified IPO” means an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-4 or Form S-8) of the Equity Interests of the LLC Co-Issuer or any Parent Entity which generates cash proceeds of at least $100.0 million.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)                                 the Board of Directors of the LLC Co-Issuer has determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the LLC Co-Issuer and its Restricted Subsidiaries,

(2)                                 all sales of accounts receivable and related assets by the LLC Co-Issuer or any Restricted Subsidiary to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the LLC Co-Issuer), and

(3)                                 the financing terms, covenants, termination events and other provisions thereof will be market terms (as determined in good faith by the LLC Co-Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the LLC Co-Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Agreement will not be deemed a Qualified Receivables Financing.

“Rating Agency” means

(1)                                 each of Moody’s and S&P; and

(2)                                 if Moody’s or S&P ceases to rate the Notes for reasons outside of the LLC Co-Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3 under the Exchange Act selected by the LLC Co-Issuer or any Parent Entity as a replacement agency for Moody’s or S&P, as the case may be.

“Receivables Facility” means one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or Refinanced from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the LLC Co-Issuer and the Restricted Subsidiaries pursuant to which the LLC Co-Issuer or any Restricted Subsidiary sells its accounts receivable to either (1) a Person that is not a Restricted Subsidiary; or (2) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the LLC Co-Issuer or any of its Subsidiaries pursuant to which the LLC Co-Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to:

(1)                                 a Receivables Subsidiary (in the case of a transfer by the LLC Co-Issuer or any of its Restricted Subsidiaries that is not a Receivables Subsidiary); and

(2)                                 any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the LLC Co-Issuer or any of its Subsidiaries, and any assets related thereto including, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedge Agreements entered into by the LLC Co-Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the LLC Co-Issuer (or another Person formed solely for the purposes of engaging in a Qualified Receivables Financing with the LLC Co-Issuer and to which the LLC Co-Issuer or any Subsidiary of the LLC Co-Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the LLC Co-Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the LLC Co-Issuer (as provided below) as a Receivables Subsidiary and:

(1)                                 no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a)                                 is guaranteed by the LLC Co-Issuer or any other Subsidiary of the LLC Co-Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b)                                 is recourse to or obligates the LLC Co-Issuer or any other Subsidiary of the LLC Co-Issuer in any way other than pursuant to Standard Securitization Undertakings; or

(c)                                  subjects any property or asset of the LLC Co-Issuer or any other Subsidiary of the LLC Co-Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(2)                                 with which neither the LLC Co-Issuer nor any other Subsidiary of the LLC Co-Issuer has any material contract, agreement, arrangement or understanding other than on terms which the LLC Co-Issuer reasonably believes to be no less favorable to the LLC Co-Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the LLC Co-Issuer, and

(3)                                 to which neither the LLC Co-Issuer nor any other Subsidiary of the LLC Co-Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the LLC Co-Issuer will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the LLC Co-Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” for the interest payable on any applicable Interest Payment Date means, in the case of the Initial Notes, April 1 and October 1 (whether or not a Business Day) and, in the case of any Additional Notes, such record date (whether or not a Business Day) as may be designated by the Issuers in accordance with the provisions Section 2.2, in each case, next preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Temporary Regulation S Global Note or Permanent Regulation S Global Note, as applicable.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the LLC Co-Issuer or a Restricted Subsidiary in exchange for assets transferred by the LLC Co-Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become, a Restricted Subsidiary.

“Replacement Assets” means:

(1)                                 substantially all the assets of a Person primarily engaged in a Similar Business; or

(2)                                 a majority of the Voting Stock of any Person primarily engaged in a Similar Business that will become, on the date of acquisition thereof, a Restricted Subsidiary.

“Required Financial Statements” means the financial statements required to be delivered under Section 3.2.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means, in relation to the Initial Notes, the 40 consecutive days beginning on and including the later of (1) the day on which the Initial Notes are offered to Persons other than distributors (as defined in Regulation S under the Securities Act) and (2) the Issue Date; and, in relation to any Additional Notes that bear the Private Placement Legend, the comparable period of 40 consecutive days.

“Restricted Subsidiary” means any Subsidiary of a Person other than an Unrestricted Subsidiary of such Person.  Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries will mean Restricted Subsidiaries of the LLC Co-Issuer.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Agreement” means the credit agreement to be entered into on or around the Closing Date among the LLC Co-Issuer, the Corporate Co-Issuer, the guarantors from time to time party thereto, the financial institutions named therein and Credit Suisse AG, as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, restated, supplemented, waived, renewed or otherwise modified from time to time, and (if designated by the LLC Co-Issuer) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, Refinanced or otherwise modified from time to time, including (if designated by the LLC Co-Issuer) any agreement or indenture or commercial paper facilities with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder permitted under Section 3.3 of this Indenture or altering the maturity thereof or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Senior Secured Net Leverage Ratio” means, as of any date, the ratio of:

(1)                                 the Consolidated Debt of the LLC Co-Issuer that is secured by a Lien as of such date, minus all Unrestricted Cash of the LLC Co-Issuer and its Restricted Subsidiaries as of such date, in each case, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis, to

(2)                                 the Consolidated EBITDA of the LLC Co-Issuer for the most recently ended four full fiscal quarters for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis;

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the LLC Co-Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means any business engaged or proposed to be engaged in by the LLC Co-Issuer and its Restricted Subsidiaries on the Closing Date and any business or other activities that are similar, ancillary, complementary, incidental or related to, or an extension, development or expansion of, the businesses in which the LLC Co-Issuer and its Restricted Subsidiaries is engaged following the Acquisition on the Closing Date.

“Sponsors” means, any of Ares Corporate Opportunities Fund III, L.P., Ares Corporate Opportunities Fund IV, L.P., the Canada Pension Plan Investment Board and any of their respective Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates, but not including any operating portfolio company of any of the foregoing.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the LLC Co-Issuer or any Subsidiary of the LLC Co-Issuer that the LLC Co-Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation will be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means:

(1)                                 with respect to the Issuers, any Indebtedness of the Issuers that is by its terms expressly subordinated in right of payment to the Notes, and

(2)                                 with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms expressly subordinated in right of payment to its Guarantee.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which:

(1)                                 Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership, limited liability company or other entity are at the time owned by such Person; or

(2)                                 more than 50.0% of the Equity Interests are at the time owned by such Person.

“Temporary Regulation S Global Note” means a temporary Global Note in the form of Exhibit A hereof bearing the Global Note Legend, the Private Placement Legend, and the Temporary Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903.

“Temporary Regulation S Legend” means the legend set forth in Section 2.1(d).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of:

(1)                                 the Consolidated Debt of the LLC Co-Issuer and its Restricted Subsidiaries as of such date, minus all Unrestricted Cash as of such date, in each case, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis, to

(2)                                 the Consolidated EBITDA of the LLC Co-Issuer and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis.

“Transactions” means the transactions contemplated by the Merger Agreement and as described in the Offering Circular under the heading “The Transactions,” including the borrowings under the Senior Credit Agreement and the ABL Credit Agreement, the Equity Contribution, the issuance of the Notes and the PIK Toggle Notes and the payment of related fees and expenses.

“Treasury Rate” means, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to October 15, 2016; provided, however, that if the period from such Redemption Date to October 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means any officer within the corporate trust administration department of the Trustee, with direct responsibility for performing the Trustee’s duties under this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Trustee” has the meaning set forth in the preamble hereto.

“Unrestricted Cash” means, as of any date, all cash and Cash Equivalents of the LLC Co-Issuer and its Restricted Subsidiaries as of such date that would not appear as “restricted” on the financial statements for the most recently ended four full fiscal quarters determined based upon the most recent month end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of the LLC Co-Issuer that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the LLC Co-Issuer pursuant to Section 3.13; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are:

(1)                                 direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)                                 the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2)                                 the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required pursuant to applicable law) will at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.2.                                          Other Definitions.

Term	Defined in Section
“actual knowledge”	7.2(g)
“Additional Notes”	2.2
“Affiliate Transaction”	3.8(a)
“Agent Members”	2.1
“Asset Sale Offer”	3.7(c)
“Authentication Order”	2.2
“Change of Control Offer”	3.9(b)
“Change of Control Payment”	3.9(a)
“Change of Control Payment Date”	3.9(b)(iii)
“covenant defeasance option”	8.1(b)
“Covenant Suspension Event”	3.14(a)
“Defaulted Interest”	2.12(b)
“DTC”	2.1(b)
“Escrowed Funds”	5.9(a)

Term	Defined in Section
“Event of Default”	6.1
“Excess Proceeds”	3.7(c)
“Guarantor Obligations”	10.1(a)
“legal defeasance option”	8.1(b)
“Mandatory Redemption Event”	5.9(b)
“Offer Amount”	5.8(a)
“Offer Period”	5.8(a)
“Offer to Repurchase”	5.8
“Paying Agent”	2.3
“Payor”	3.1
“Permitted Debt”	3.3(b)
“Purchase Date”	5.8(a)
“Ratio Debt”	3.3(a)
“Redemption Date”	5.4
“Registrar”	2.3
“Resale Restriction Termination Date”	2.1(c) and (d)
“Restricted Payments”	3.4(a)
“Reversion Date”	3.14(b)
“Special Interest Payment Date”	2.12(b)(i)
“Special Mandatory Redemption”	5.9(b)
“Special Mandatory Redemption Date”	5.9(c)
“Special Record Date”	2.12(b)(i)
“Special Redemption Notice”	5.9(c)
“Successor Company”	4.1(a)(i)
“Successor Guarantor”	4.1(c)(i)
“Suspended Covenants”	3.14(a)
“Suspension Period”	3.14(b)

SECTION 1.3.                                          Rules of Construction.  Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 “including” means including without limitation;

(e)                                  words in the singular include the plural and words in the plural include the singular;

(f)                                   (i) unsecured Indebtedness will not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; (ii) secured Indebtedness will not be deemed to be subordinated or junior to other secured Indebtedness merely because it has a junior priority with respect to the same collateral; and (iii) Indebtedness will not be treated as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral;

(g)                                  references to sections of, or rules under, the Securities Act or Exchange Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h)                                 unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(i)                                     the words “herein,” “hereof” and “hereunder” and any other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

ARTICLE II

The Notes

SECTION 2.1.                                          Form and Dating.

(a)                                 The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part hereof.  The Notes may have notations, legends or endorsements approved as to form by the Issuers, and required by law, stock exchange rule, agreements to which the Issuers are subject or usage.  Each Note will be dated the date of its authentication.  The Notes will be issuable only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Issuers will have the right to designate the maturity date, interest rate and optional redemption provisions applicable to each series of Additional Notes, which may differ from the maturity date, interest rate and optional redemption provisions applicable to the Initial Notes.  Additional Notes that differ with respect to maturity date, interest rate or optional redemption provisions from the Initial Notes will constitute a different series of Notes from the Initial Notes.  Additional Notes that have the same maturity date, interest rate and optional redemption provisions as the Initial Notes will be treated as the same series as the Initial Notes unless otherwise designated by the Issuers.  Except as otherwise provided in Section 9.2(a), the Initial Notes and any Additional Notes issued under this Indenture will vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.  The Issuers will also have, subject to the provisions of Section 9.2(a), the right to vary the application of the provisions of this Indenture to any series of Additional Notes.

(b)                                 The Notes will initially be issued in the form of one or more Global Notes and The Depository Trust Company (“DTC”), its nominees, and their respective successors, will act as the Depositary with respect thereto.  Each Global Note will represent such of the outstanding Notes as will be specified therein and each will provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.  Each Global Note (i) will be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) will be delivered by the Trustee to such Depositary or held by the Trustee as Notes Custodian for the Depositary pursuant to such Depositary’s instructions, and (iii) will bear a Global Note Legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A

NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(c)                                  Except as permitted by Section 2.6(g), any Note not registered under the Securities Act will bear the following Private Placement Legend on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE LLC CO-ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM

PRINCIPAL AMOUNT OF NOTES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-103 AS MODIFIED BY SECTION 3(42) OF ERISA OR OTHERWISE OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

(d)                                 The Temporary Regulation S Global Note will bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE

HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, (A) TO THE LLC CO-ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF NOTES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-103 AS MODIFIED BY SECTION 3(42) OF ERISA OR OTHERWISE OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

Members of, or Participants in, the Depositary (“Agent Members”) will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its Notes Custodian and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever, including but not limited to notices and payments.  Notwithstanding the foregoing, nothing herein will prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.  Notwithstanding anything to the contrary contained herein, any notice to be delivered to DTC (including, but not limited to, a notice of redemption) may be delivered electronically by the Trustee or the Issuers in accordance with Applicable Procedures of DTC.

SECTION 2.2.                                          Form of Execution and Authentication.  An Officer will sign the Notes for each of the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature of the Trustee will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will authenticate (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $960,000,000 and (b) subject to compliance with Section 3.3, one or more series of Notes (“Additional Notes”) for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A) in an unlimited amount, in each case upon written order of each of the Issuers signed by an Officer of each of the Issuers (an “Authentication Order”), which Authentication Order will, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 3.3.  In addition, each such Authentication Order will specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the securities are to be Initial Notes or Additional Notes and the aggregate principal amount of Notes outstanding on the date of authentication, and will further specify the amount of such Notes to be issued as Global Notes or Definitive Notes.  Such Notes will initially be in the form of one or more Global Notes, which (i) will represent, and will be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) will be registered in the name of the Depositary or its nominee and (iii) will be held by the Trustee as Notes Custodian.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Notes.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuers or any Affiliate of the Issuers.

SECTION 2.3.                                          Registrar and Paying Agent.  The Issuers will maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency in the United States where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange and, upon written request from the Issuers, the Registrar will provide the Issuers with a copy of such register to enable them to maintain a register of the Notes at their registered offices.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder.  The Issuers will notify the Trustee in writing and the Trustee will notify the Holders of the name and address of any Agent not a party to this Indenture.  The Issuers or any of their Subsidiaries may act as Paying Agent, Registrar or co-registrar.  The Issuers will enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement will implement the provisions hereof that relate to such Agent.  The Issuers will notify the Trustee in writing of the name and address of any such Agent.  If the Issuers fail to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee will act as such, and will be entitled to appropriate compensation in accordance with Section 7.6.

The Issuers initially appoint the Trustee as Registrar, Paying Agent and to act as Notes Custodian with respect to the Notes.

SECTION 2.4.                                          Paying Agent to Hold Money in Trust.  The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and will notify the Trustee in writing of any Default by the Issuers in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by such Paying Agent to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than either of the Issuers) will have no further liability for the money delivered to the Trustee.  If either of the Issuers acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.5.                                          Lists of Holders of the Notes.  The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and will otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Notes held by each thereof, and the Issuers will otherwise comply with TIA § 312(a).

SECTION 2.6.                                          Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred except, as a whole, by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Global Notes will be exchanged by the Issuers for Definitive Notes, subject to any applicable laws, only (i) if the Issuers deliver to the Trustee written notice from the Depositary that the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or that is it is no longer a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor Depositary within 120 days after the date of such notice from the Depositary; (ii) if the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event will the Temporary Regulation S Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there will have occurred and be continuing an Event of Default with respect to the Notes.  In any such case, the Issuers will notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, certificated Notes will be issued to each Person that such Participants, Indirect Participants and DTC jointly identify as being the beneficial owner of the related Notes.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.7 and Section 2.10.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or Section 2.10 hereof, will be authenticated and delivered in the form of, and will be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a).  However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b) or Section 2.6(c) below.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with the applicable subparagraphs below.

(i)                                     Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in a Temporary Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with Section 2.6(b)(ii) and Section 2.6(b)(iii) below.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions will be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i) unless specifically stated above.

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (B) (1) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such

Definitive Note will be registered to effect the transfer or exchange referred to in (1) immediately above; provided that in no event will Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Temporary Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee will adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(i) below.

(iii)                               Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Temporary Regulation S Global Note or the Permanent Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof, if applicable.

(iv)                              Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above, and

(A)                               the Registrar receives the following:

(1)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who will take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel of the Holder or the Issuers (except in the case the Issuers have so requested) in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer and Exchange of Beneficial Interests for Definitive Notes.

(i)                                     Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes.  Subject to Section 2.6(a), if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then upon receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, if applicable;

(F)                                 if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(i) below, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest will instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) will bear the Private Placement Legend and will be subject to all restrictions on transfer contained therein.

(ii)                                  Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Section 2.6(c)(i)(A) and Section 2.6(c)(i)(C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)                               Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes.  Subject to Section 2.6(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                               the Registrar receives the following:

(1)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who will take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof, and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel of the Holder or the Issuers (except in the case the Issuers have so requested) in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)                              Transfer and Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes.  Subject to Section 2.6(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) above, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(i) below, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the certificate an Unrestricted Definitive Note in the appropriate principal amount.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest will instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) will not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)                                     Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(ii)                                  Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               the Registrar receives the following:

(1)                                 if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)                                 if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who will take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel of the Holder or the Issuers (except in the case the Issuers have so requested) in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)                               Transfer and Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an

Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to (d)(ii)(A) or (d)(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder will present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing.  In addition, the requesting Holder will provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(i)                                     Transfer of Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including, if the Issuers so request, a certification and/or Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act.

(ii)                                  Transfer and Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                               the Registrar receives the following:

(1)                                 if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)                                 if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who will take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuers so request, an Opinion of Counsel of the Holder or the Issuers (except in the case the Issuers so request) in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                               Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar will register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   Temporary Regulation S Global Note.

(i)                                     Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Temporary Regulation S Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.

(ii)                                  During the Restricted Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred (A) to the Issuers, (B) in an offshore transaction in accordance with Rule 904 of Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (C) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States; and beneficial interests in a 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

(iii)                               Within a reasonable period after expiration or termination of the Restricted Period, beneficial interests in each Temporary Regulation S Global Note will be exchanged for beneficial interests in a Permanent Regulation S Global Note upon delivery to DTC of the certification of compliance and the transfer of applicable Notes pursuant to the Applicable Procedures.  Simultaneously with the authentication of the corresponding Permanent Regulation S Global Note, the Trustee will cancel the corresponding Temporary Regulation S Global Note.  The aggregate principal amount of a Temporary Regulation S Global Note and a Permanent Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(iv)                              Notwithstanding anything to the contrary in this Section 2.6, a beneficial interest in the Temporary Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(g)                                  Private Placement Legend.

(i)                                     Except as permitted by subparagraph (ii) below, each Restricted Global Note and each Restricted Definitive Note (and all Notes issued in exchange therefor or substitution thereof) will bear the Private Placement Legend.

(ii)                                  Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(h)                                 Global Note Legend.  Each Global Note will bear the Global Note Legend.

(i)                                     Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the

Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(j)                                    General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 or at the Registrar’s request.

(ii)                                  No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.7, 3.9, 5.7, 5.8 and 9.4).

(iii)                               All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits hereof, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv)                              Neither the Registrar nor the Issuers will be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(v)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers will be affected by notice to the contrary.

(vi)                              The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2.

(vii)                           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile or electronically.

(viii)                        The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(ix)                              Neither the Trustee, the Issuers nor any Agent will have any responsibility for any actions taken or not taken by the Depositary.

(x)                                 Affiliates of the Issuers, including investment funds affiliated with either of the Sponsors, may acquire, hold and dispose of the Notes and exercise voting, consent and other similar rights with respect to such Notes (subject to the express restrictions contained in this Indenture).

SECTION 2.7.                                          Replacement Notes.  If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met.  The Holder must supply indemnity or security sufficient in the judgment of the Trustee (with respect to the Trustee) and the Issuers (with respect to the Issuers) to protect the Issuers, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced.  The Issuers and the Trustee may charge for their fees and expenses in replacing a Note including amounts to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto.

Every replacement Note is an obligation of the Issuers.

SECTION 2.8.                                          Outstanding Notes.  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 3.1 hereof, it will cease to be outstanding and interest on it will cease to accrue.

Subject to Section 2.9, a Note does not cease to be outstanding because either of the Issuers, a Subsidiary of either of the Issuers or an Affiliate of either of the Issuers holds the Note.

SECTION 2.9.                                          Treasury Notes.  In determining whether the Holders of the requisite majority of outstanding Notes have concurred in any request, demand, authorization, direction, notice, waiver or consent (other than in respect of any action pursuant to Section 9.2(a), which requires the consent of each Holder of an affected Note), Notes owned by the Issuers, any Subsidiary of either of the Issuers or any Affiliate of either of the Issuers will be disregarded and considered as though not outstanding, except that for purposes of determining whether the Trustee will be protected in relying on any such request, demand, authorization, direction, notice, waiver or consent, only Notes which a Trust Officer actually knows to be owned by the Issuers, any Subsidiary of either of the Issuers, or any Affiliate of either of the Issuers will be considered as not outstanding.  Upon request of the Trustee, the Issuers will promptly furnish to the Trustee an Officer’s Certificate listing and identifying all Notes, if any, known by the Issuers to be owned or held by or for the account of any of the above-described persons, and the Trustee will be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

SECTION 2.10.                                   Temporary Notes.  Until Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee will upon receipt of an Authentication Order authenticate temporary Notes.  Temporary Notes will be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes.  Without unreasonable delay, the Issuers will prepare and the Trustee, upon receipt of an Authentication Order, will authenticate Definitive Notes in exchange for temporary Notes.  Until such exchange, temporary Notes will be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11.                                   Cancellation.  The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of all canceled Notes in its customary manner (subject to the record retention requirements of the Exchange Act and the Trustee), and upon the written request of the Issuers, the Trustee will deliver copies of such canceled Notes to the Issuers.  The Issuers may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.                                   Payment of Interest; Defaulted Interest.

(a)                                 Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular Record Date for such interest at the office or agency of the Issuers maintained for such purpose pursuant to Section 2.3.

(b)                                 Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days will forthwith cease to be payable to the Holder on the regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) will be paid by the Issuers, at their election in each case, as provided in clause (i) or (ii) below:

(i)                                     The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which will be fixed in the following manner.  The Issuers will notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice unless a shorter period will be acceptable to the Trustee) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuers will deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or will make arrangements for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Issuers will fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which will be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Issuers will promptly notify the Trustee of such Special Record Date and will, or at the written request and in the name and expense of the Issuers, the Trustee will, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 11.1, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest will be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and will no longer be payable pursuant to the following clause (ii).

(ii)                                  The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment will be deemed practicable by the Trustee.

(c)                                  Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note will carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13.                                   CUSIP and ISIN Numbers.  The Issuers in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use).  The Trustee will not be responsible for the use of CUSIP or ISIN numbers, and the Trustee makes no representation as to their correctness as printed on any Note or notice to Holders.  The Issuers will promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.  A separate CUSIP or ISIN number will be issued for any Additional Notes, unless (i) the Initial Notes and such Additional Notes have the same maturity date, interest rate and optional redemption provisions and are treated as “fungible” for U.S. federal income tax purposes, (ii) both the Initial Notes and such Additional Notes are issued in the same series (as set forth in Section 2.2) without (or with less than a de minimis amount of) original issue discount for U.S. federal income tax purposes or (iii) another then-recognized identifier is used.

SECTION 2.14.                                   Record Date.  The Record Date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture will be determined as provided for in TIA § 316(c).

ARTICLE III

Covenants

SECTION 3.1.                                          Payment of Notes.  The Issuers will promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  Principal, premium, if any, and interest will be considered paid on the date due if by 10:00 a.m. (New York City time) on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuers will pay interest on overdue principal at the rate specified therefor in the Notes.

Notwithstanding anything to the contrary contained in this Indenture, the Issuers may, to the extent they are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.  Either Issuer or any Guarantor or any successor in interest to any of the foregoing (each, a “Payor”) may withhold from any interest payment made on any

Note to or for the benefit of any Person who is not a “United States person” (as such term is defined for U.S. federal income tax purposes) U.S. federal withholding tax, and pay such withheld amounts to the Internal Revenue Service, unless such Person provides documentation to such Issuer or other Payor such that an exemption from U.S. federal withholding tax would apply to such payment if interest on such Note were treated entirely as income from sources within the United States for U.S. federal income tax purposes.

SECTION 3.2.                                          Reports and Other Information.

(a)                                 Whether or not the LLC Co-Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the LLC Co-Issuer will provide to the Holders and the Trustee the following reports:

(i)                                     within 90 days after the end of each fiscal year (or such longer period as would be provided by the SEC if the LLC Co-Issuer were then subject to SEC reporting requirements as a non-accelerated filer), an annual report containing:

(A)                               audited annual financial statements of the LLC Co-Issuer and a report thereon from the LLC Co-Issuer’s independent accounting firm; and

(B)                               a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section similar in scope to the information contained under such caption in the Offering Circular;

(ii)                                  within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such longer period as would be permitted by the SEC if the LLC Co-Issuer were then subject to SEC reporting requirements as a non-accelerated filer), quarterly reports containing:

(A)                               unaudited quarterly financial statements of the LLC Co-Issuer for the fiscal quarter most recently ended and the corresponding fiscal quarter of the prior fiscal year; and

(B)                               a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” similar in scope to the information required under such caption by Form 10-Q of the Exchange Act and, in the case of the second and third fiscal quarters, the period from the beginning of such fiscal year to the end of such fiscal quarter.

(iii)                               within the time period specified for filing current reports on Form 8-K by the SEC, all current reports that would be required to be filed with the SEC on Form 8-K if the LLC Co-Issuer were required to file such reports for any of the following events (it being understood that no such current report will be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to the Holders or the business, assets, operations, financial position or prospects of the Issuer and its Restricted Subsidiaries, taken as a whole): (A) significant acquisitions or dispositions, (B) the bankruptcy of the LLC Co-Issuer or a Significant Subsidiary, (C) the acceleration of any Indebtedness of the LLC Co-Issuer or any Restricted Subsidiary having a principal amount in excess of $50.0 million, (D) a change in the Issuers’ certifying independent auditor, (E) the appointment or departure of the Chief Executive Officer or Chief Financial Officer (or persons fulfilling similar duties) of the LLC Co-Issuer or Parent, (F) non-reliance on previously issued financial statements and (G) change of control transactions.

(b)                                 For the avoidance of doubt, notwithstanding the foregoing, (i) the LLC Co-Issuer will not be required to furnish any information, certificates or reports required by (A) Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K or (B) Regulation G or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein, (ii) the reports referred to above will not be required to contain the separate financial statements or other information contemplated by Rule 3-05, Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X and (iii) the reports referred to above will not be required to present compensation or beneficial ownership information.

(c)                                  At any time that the LLC Co-Issuer (and any applicable Parent Entity) is not subject to the reporting requirements of Section 13 and 15(d) of the Exchange Act, in lieu of filing such reports with the SEC, the LLC Co-Issuer may make available such information electronically (including by posting to a non-public, password-protected website maintained by the LLC Co-Issuer or a third party) to any Holder, any bona fide prospective investor of the Notes, any bona fide market maker (or person who intends to be a market maker) in the Notes or any bona fide securities analyst, in each case, who provides to the LLC Co-Issuer its email address, employer name and other information reasonably requested by the LLC Co-Issuer. Any Person who requests such financial information from the LLC Co-Issuer or seeks to participate in any conference call required by this covenant will be required to represent to and agree with the LLC Co-Issuer (and by accepting such financial information, such Person will be deemed to have represented to and agreed with the LLC Co-Issuer) to the LLC Co-Issuer’s good faith satisfaction that:

(i)                                     it is a Holder, a bona fide prospective investor in the Notes, a bona fide market maker (or intended market maker) with respect to the Notes or a bona fide securities analyst, as applicable;

(ii)                                  if it is a prospective purchaser of the Notes, it is (a) a Qualified Institutional Buyer (as defined in Rule 144A of the Securities Act) or (b) a non U.S. Person (as defined in Regulation S under the Securities Act);

(iii)                               it will not use the information in violation of applicable securities laws or regulations;

(iv)                              it will not communicate the information to any Person and will keep the information confidential;

(v)                                 it will use such information only in connection with evaluating an investment in the Notes (or, if it is a bona fide market maker or intended market maker, only in connection with making a market in the Notes or, if it is a bona fide securities analyst, for preparing analysis for Holders and prospective purchasers of the Notes that otherwise have access to the financial information in compliance with this covenant); and

(vi)                              it (A) will not use such information in any manner intended to compete with the business of the LLC Co-Issuer and (B) is not a Person (which includes such Person’s Affiliates, other than the Affiliates of a bona fide securities research analyst with whom such research analyst does not share such information) that (1) is principally engaged in a Similar Business or (2) derives a significant portion of its revenues from operating or owning a business substantially Similar Business.

(d)                                 To the extent not satisfied by the foregoing, for so long as any Notes are outstanding (unless satisfied and discharged or defeased), the LLC Co-Issuer will furnish to Holders and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision).

(e)                                  Notwithstanding the foregoing, the financial statements, information, auditors’ reports and other documents required to be provided as described above, may be, rather than those of the LLC Co-Issuer, those of any Parent Entity; provided that, if the financial information so furnished relates to such Parent Entity, the same is accompanied by consolidating information, which may be posted to the website of either of the Issuers or on a non-public, password-protected website maintained by the LLC Co-Issuer or a third party, which explains in reasonable detail the differences between the information relating to such Parent Entity, on the one hand, and the information relating to the LLC Co-Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

(f)                                   The LLC Co-Issuer will be deemed to have satisfied the reporting requirements pursuant to Section 3.2(a) if (i) at any time that the LLC Co-Issuer or any Parent Entity is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is a voluntary filer, the LLC Co-Issuer or any Parent Entity has filed such reports containing such information (including the information required pursuant to the first sentence of Section 3.2(e), which, for the avoidance of doubt, need not be filed with the SEC via EDGAR to the extent it is otherwise provided to Holders in accordance with this Section 3.2) with the SEC via the EDGAR (or successor) filing system or (ii) at any time that the LLC Co-Issuer or any Parent Entity does not file such reports with the SEC via the EDGAR (or a successor) filing system, the LLC Co-Issuer or any Parent Entity makes such reports available electronically (including by posting to a non-public, password-protected website as provided above) pursuant to this Section 3.2.

(g)                                  Promptly after the date the annual and quarterly financial information for the prior fiscal period have been furnished pursuant to Section 3.2(a)(i) or Section 3.2(a)(ii), the LLC Co-Issuer will hold a quarterly conference call to review the most recent financial results. Prior to the date such conference call is to be held, the LLC Co-Issuer will post to its website or a non-public, password- protected website maintained by the LLC Co-Issuer or a third party an announcement of such quarterly conference call for the benefit of the Trustee, the Holders, beneficial owners of the Notes, prospective purchasers of the Notes, securities analysts and market making financial institutions, which announcement will contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the LLC Co-Issuer (for whom contact information will be provided in such notice) to obtain information on how to access such quarterly conference call; provided that any Person who attends such conference call with the LLC Co-Issuer will be required to represent to and agree with the LLC Co-Issuer (and by attending such conference call, such person will be deemed to have represented and agreed with the LLC Co-Issuer) to clauses (i) through (vi) of Section 3.2(c).

(h)                                 If the LLC Co-Issuer has designated any of its Subsidiaries to be Unrestricted Subsidiaries, then the annual and quarterly financial information required by Section 3.2(a) will also include a reasonably detailed presentation, as determined in good faith by senior management of the LLC Co-Issuer, either on the face of the financial statements or in the footnotes to the financial statements and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, of the financial condition and results of operations of the LLC Co-Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

SECTION 3.3.                                          Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)                                 The LLC Co-Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, and the LLC Co-Issuer will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the LLC Co-Issuer and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Interest Coverage Ratio for the LLC Co-Issuer’s most recently ended four full fiscal quarters for which Required Financial Statements have been delivered immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued is 2.00 to 1.00 or greater (“Ratio Debt”), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred, at the beginning of such four-quarter period; provided, further, that the aggregate amount of Indebtedness (including Acquired Indebtedness) of Restricted Subsidiaries that are not Guarantors Incurred and outstanding pursuant to this paragraph, plus the aggregate amount of Preferred Stock issued and outstanding pursuant to this paragraph of Restricted

Subsidiaries that are not Guarantors may not exceed the greater of (i) $100.0 million and (ii) 1.15% of Consolidated Total Assets as of the date any such Indebtedness is Incurred.

(b)                                 The foregoing limitations will not apply to (collectively, “Permitted Debt”):

(i)                                     the Incurrence by the LLC Co-Issuer and its Restricted Subsidiaries of Indebtedness pursuant to one or more Credit Agreements up to an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness Incurred to Refinance any Indebtedness originally Incurred pursuant to this clause (i) (and any successive Permitted Refinancing Indebtedness), not to exceed the sum of (A) $2,950.0 million plus (B) the greater of (1) $650.0 million and (2) such amount that would not result in the Senior Secured Net Leverage Ratio, as of the date of such Incurrence, being equal to, or greater than, the Closing Date Senior Secured Net Leverage Ratio; provided that any unsecured Indebtedness that was Incurred and that is outstanding pursuant to this clause (i) or is proposed to be Incurred pursuant to this clause (i) will be deemed to be secured by a Lien when calculating the Senior Secured Net Leverage Ratio for purposes and only for purposes of this clause (i);

(ii)                                  the Incurrence by the LLC Co-Issuer and its Restricted Subsidiaries of Indebtedness pursuant to the ABL Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness Incurred to Refinance any Indebtedness originally Incurred pursuant to this clause (ii) (and any successive Permitted Refinancing Indebtedness), not to exceed, the greater of (A) $1,100.0 million and (B) the Borrowing Base as of the date of such Incurrence;

(iii)                               the Incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and the Incurrence of the PIK Toggle Notes on the Issue Date (including any payment-in-kind interest on such PIK Toggle Notes issued in lieu of cash interest);

(iv)                              Indebtedness of the LLC Co-Issuer and its Restricted Subsidiaries existing on the Closing Date (other than Indebtedness described in clause (i), (ii) or (iii)), including the 2028 Debentures;

(v)                                 Capitalized Lease Obligations, Indebtedness with respect to mortgage financings and purchase money Indebtedness to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets and Indebtedness arising from the conversion of the obligations of the LLC Co-Issuer or any of its Restricted Subsidiaries under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the LLC Co-Issuer or such

Restricted Subsidiary, in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness Incurred to Refinance any Indebtedness originally Incurred pursuant to this clause (v) (and any successive Permitted Refinancing Indebtedness), not to exceed the greater of (A) $200.0 million and (B) 2.25% of Consolidated Total Assets as of the date any such Indebtedness is Incurred; provided that such Indebtedness is Incurred within 270 days after the purchase, lease, construction, installation, repair or improvement of the property that is the subject of such Indebtedness;

(vi)                              Indebtedness owed to (including obligations in respect of letters of credit or bank Guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits (whether to current or former employees) or property, casualty or liability insurance or self-insurance in respect of such items, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance; provided that upon the Incurrence of any Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 45 days following such Incurrence;

(vii)                           Indebtedness arising from agreements of the LLC Co-Issuer or any Restricted Subsidiary providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, Incurred in connection with the Transactions or with the acquisition or disposition of any business, assets or a Restricted Subsidiary of either of the Issuers in accordance with the terms of this Indenture, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition;

(viii)                        intercompany Indebtedness between or among LLC Co-Issuer or any of its Restricted Subsidiaries; provided that (A) such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor will be subordinated in right of payment to the applicable Issuer’s Obligations with respect to the Notes or Guarantee of such Guarantor, as applicable, and (B) any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to LLC Co-Issuer or another Restricted Subsidiary) will be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (viii);

(ix)                              Indebtedness pursuant to Hedge Agreements;

(x)                                 Indebtedness in respect of performance bonds, bid bonds, appeal and surety bonds and completion Guarantees and similar obligations, in each case, provided in the ordinary course of business, including those Incurred to secure health, safety and environmental obligations in the ordinary course of business;

(xi)                              guarantees of Indebtedness of the LLC Co-Issuer or any of its Restricted Subsidiaries permitted to be Incurred under this Indenture, to the extent such guarantees are Permitted Investments (other than pursuant to clause (18) of the definition thereof);

(xii)                           (A) Indebtedness Incurred or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person and Indebtedness of any Person that becomes a Restricted Subsidiary or is merged into or consolidated or amalgamated with LLC Co-Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture and (B) Indebtedness Incurred or assumed in anticipation of an acquisition of any assets, business or Person; provided that, in each case contemplated by the foregoing subclauses (A) and (B):

(1)                                 immediately after giving effect to such acquisition, merger, consolidation or amalgamation, on a Pro Forma Basis, either (a) the LLC Co-Issuer would be permitted to Incur at least $1.00 of additional Ratio Debt or (b) the Interest Coverage Ratio of the LLC Co-Issuer would increase; and

(2)                                 the aggregate principal amount of any such Indebtedness Incurred pursuant to this clause (xii) by Restricted Subsidiaries that are not Guarantors, together with any Permitted Refinancing Indebtedness Incurred by Restricted Subsidiaries that are not Guarantors to Refinance any Indebtedness originally Incurred pursuant to this clause (xii) (and any successive Permitted Refinancing Indebtedness thereof), may not exceed $125.0 million at any one time outstanding;

(xiii)                        Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness (other than credit or purchase cards) is extinguished within 10 Business Days after notification is received by the LLC Co-Issuer of its Incurrence;

(xiv)                       Indebtedness of the LLC Co-Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Agreement, so long as such letter of credit has not been terminated and is in a principal amount not in excess of the stated amount of such letter of credit;

(xv)                          Contribution Indebtedness;

(xvi)                       Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xvii)                    Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to LLC Co-Issuer or any Restricted

Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(xviii)                 Cash Management Obligations and other Indebtedness in respect of Cash Management Services entered into in the ordinary course of business;

(xix)                       Indebtedness issued to future, current or former officers, directors, managers, employees, consultants and independent contractors of the LLC Co-Issuer or any Restricted Subsidiary or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of any Parent Entity permitted by Section 3.4;

(xx)                          Indebtedness Incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures; provided that the aggregate outstanding principal amount of such Indebtedness, together with any Permitted Refinancing Indebtedness Incurred to Refinance any Indebtedness originally Incurred pursuant to this clause (xx) (and any successive Permitted Refinancing Indebtedness) may not exceed the greater of (A) $50.0 million and (B) 0.50% of Consolidated Total Assets as of the date any such Indebtedness is Incurred;

(xxi)                       Indebtedness of Foreign Subsidiaries in an aggregate outstanding principal amount, together with any Permitted Refinancing Indebtedness Incurred by Foreign Subsidiaries to Refinance any Indebtedness originally Incurred pursuant to this clause (xxi) (and any successive Permitted Refinancing Indebtedness), not to not exceed the greater of (A) $50.0 million and (B) 0.50% of Consolidated Total Assets as of the date any such Indebtedness is Incurred;

(xxii)                    unsecured Indebtedness in respect of short-term obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services so long as such obligations are Incurred in the ordinary course of business and not in connection with the borrowing of money;

(xxiii)                 Indebtedness representing deferred compensation or other similar arrangements Incurred by the LLC Co-Issuer or any Restricted Subsidiary (A) in the ordinary course of business or (B) in connection with the Transactions or any Permitted Investment;

(xxiv)                any Permitted Refinancing Indebtedness Incurred to Refinance Indebtedness Incurred as Ratio Debt or under clause (i), (ii), (iii), (iv), (v), (xii), (xv), (xx), (xxi), this clause (xxiv) or clause (xxviii) of Section 3.3(b);

(xxv)                   customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(xxvi)                Indebtedness Incurred by the LLC Co-Issuer or any Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business;

(xxvii)             Indebtedness Incurred by the LLC Co-Issuer or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy and discharge the Notes in accordance with this Indenture; and

(xxviii)          additional Indebtedness in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness Incurred to Refinance any Indebtedness originally Incurred pursuant this clause (xxviii) (and any successive Permitted Refinancing Indebtedness), not to exceed the greater of (A) $250.0 million and (B) 2.75% of Consolidated Total Assets as of the date any such Indebtedness is Incurred.

(c)                                  For purposes of determining compliance with this Section 3.3, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred as Ratio Debt, the LLC Co-Issuer may, in its sole discretion, at the time of Incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with Section 3.3; provided that all Indebtedness under the Senior Credit Agreement Incurred on or prior to the Closing Date will be deemed to have been Incurred pursuant to Section 3.3(b)(i) and the LLC Co-Issuer will not be permitted to reclassify all or any portion of the Indebtedness Incurred on or prior to the Closing Date pursuant to Section 3.3(b)(i) and all Indebtedness under the ABL Credit Agreement Incurred on or prior to the Closing Date will be deemed to have been Incurred pursuant to Section 3.3(b)(ii) and the LLC Co-Issuer will not be permitted to reclassify all or any portion of the Indebtedness Incurred on or prior to the Closing Date pursuant to Section 3.3(b)(ii).  All Indebtedness originally Incurred under clause (v), (xx), (xxi) or (xxviii) of Section 3.3(b) will be automatically reclassified as Ratio Debt on the first date on which such Indebtedness would have been permitted to be Incurred as Ratio Debt. Accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms (including pay-in-kind interest on the PIK Toggle Notes), and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such Guarantee or letter of credit, as the case may be, was in compliance with Section 3.3.

(d)                                 For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness, the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower dollar-equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced (plus unpaid accrued interest and premiums (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses in connection therewith).

SECTION 3.4.                                          Limitation on Restricted Payments.

(a)                                 The LLC Co-Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)                                     declare or pay any dividend or make any payment or distribution on account of the LLC Co-Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger or consolidation involving LLC Co-Issuer (other than (A) dividends or distributions by the LLC Co-Issuer payable solely in Equity Interests (other than Disqualified Stock) of the LLC Co-Issuer; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the LLC Co-Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii)                                  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the LLC Co-Issuer or any Parent Entity, including in connection with any merger or consolidation;

(iii)                               make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of either of the Issuers or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness of either of the Issuers or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under Section 3.3(b)(viii)); or

(iv)                              make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A)                               no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;

(B)                               immediately after giving effect to such transaction, the LLC Co-Issuer would be permitted to Incur $1.00 of additional Indebtedness as Ratio Debt; and

(C)                               such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the LLC Co-Issuer and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by Section 3.4(b)(iv) or Section 3.4(b)(xi), but excluding all other Restricted Payments permitted by Section 3.4(b)), is less than the sum of, without duplication,

(1)                                 $200.0 million plus 50.0% of the Consolidated Net Income of the LLC Co-Issuer for the period (taken as one accounting period) beginning on August 4, 2013 to the end of the LLC Co-Issuer’s most recently ended fiscal quarter for which Required Financial Statements have been delivered as of the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit, plus

(2)                                 100.0% of the aggregate net proceeds, including cash and the Fair Market Value of assets other than cash, received by the LLC Co-Issuer after the Closing Date from the issue or sale of Equity Interests of the LLC Co-Issuer (other than Excluded Equity), including such Equity Interests issued upon exercise of warrants or options, plus

(3)                                 100.0% of the aggregate amount of contributions to the capital of the LLC Co-Issuer received in cash and the Fair Market Value of assets other than cash after the Closing Date (other than Excluded Equity), plus

(4)                                 the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, in each case, of the LLC Co-Issuer or any Restricted Subsidiary thereof issued after the Closing Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by the LLC Co-Issuer or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the LLC Co-Issuer or any Restricted Subsidiary)) that, in each case, has been converted into or exchanged for Equity Interests in the LLC Co-Issuer or any Parent Entity (other than Excluded Equity), plus

(5)                                 100.0% of the aggregate amount received by the LLC Co-Issuer or any Restricted Subsidiary in cash and the Fair Market Value of assets other than cash received by the LLC Co-Issuer or any Restricted Subsidiary from:

(a)                                 the sale or other disposition (other than to the LLC Co-Issuer or a Restricted Subsidiary) after the Closing Date of Restricted Investments made by the LLC Co-Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the LLC Co-Issuer and its Restricted Subsidiaries by any Person (other than the LLC Co-Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments,

(b)                                 the sale (other than to the LLC Co-Issuer or a Restricted Subsidiary or an employee stock ownership plan or trust established by the LLC Co-Issuer or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the LLC Co-Issuer or any Restricted Subsidiary)) after the Closing Date of the Capital Stock of an Unrestricted Subsidiary, or

(c)                                  any distribution or dividend from an Unrestricted Subsidiary after the Closing Date, plus

(6)                                 in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the LLC Co-Issuer or a Restricted Subsidiary, in each case after the Closing Date, the Fair Market Value of the Investment of the LLC Co-Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to Section 3.4(b)(xx) or constituted a Permitted Investment).

(b)                                 The provisions of Section 3.4(a) will not prohibit:

(i)                                     the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the LLC Co-Issuer (other than

Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the LLC Co-Issuer; provided that the amount of any such net cash proceeds that are utilized for any Restricted Payment pursuant to this clause (i) will be excluded from Section 3.4(a)(C) and Section 3.4(b)(ii)(B);

(ii)                                  Restricted Payments to any Parent Entity the proceeds of which are used to purchase, retire, redeem or otherwise acquire, or to any Parent Entity for the purpose of paying to any other Parent Entity to purchase, retire, redeem or otherwise acquire, the Equity Interests of such Parent Entity (including related stock appreciation rights or similar securities) held directly or indirectly by then present or former directors, consultants, officers, employees, managers or independent contractors of the LLC Co-Issuer or any of the Restricted Subsidiaries or any Parent Entity or their estates, heirs, family members, spouses or former spouses (including for all purposes of this clause (ii), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided that the aggregate amount of such purchases or redemptions may not exceed:

(A)                               30.0 million in any fiscal year (with any unused amounts in any fiscal year being carried over to the next three succeeding fiscal years); plus

(B)                               the amount of net cash proceeds contributed to the LLC Co-Issuer that were received by any Parent Entity since the Closing Date from sales of Equity Interests of any Parent Entity to directors, consultants, officers, employees, managers or independent contractors of any Parent Entity, the LLC Co-Issuer or any Restricted Subsidiary in connection with permitted employee compensation and incentive arrangements; plus

(C)                               the amount of net proceeds of any key man life insurance policies received during such fiscal year; plus

(D)                               the amount of any bona fide cash bonuses otherwise payable to directors, consultants, officers, employees, managers or independent contractors of any Parent Entity, the LLC Co-Issuer or any Restricted Subsidiary that are foregone in return for the receipt of Equity Interests, the Fair Market Value of which is equal to or less than the amount of such cash bonuses, which, if not used in any year, may be carried forward to any subsequent fiscal year; and;

provided, further, that cancellation of Indebtedness owing to the LLC Co-Issuer or any of its Restricted Subsidiaries from directors, consultants, officers,

employees, managers or independent contractors of any Parent Entity, the LLC Co-Issuer or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of any Parent Entity will not be deemed to constitute a Restricted Payment;

(iii)                               Restricted Payments to consummate the Transactions or to pay any amounts pursuant to the Merger Agreement;

(iv)                              at any time after the consummation of a Qualified IPO, Restricted Payments in an amount equal to 6.0% per annum of the net cash proceeds received from any public Equity Offering of the LLC Co-Issuer (or any Parent Entity to the extent the proceeds thereof are contributed to the LLC Co-Issuer);

(v)                                 Restricted Payments to any Parent Entity that files, or to any Parent Entity for the purpose of paying to any other Parent Entity that files, a consolidated U.S. federal or combined or unitary state tax return that includes the LLC Co-Issuer and its Subsidiaries (or the taxable income thereof), or to any Parent Entity that is a partner or a sole owner of the LLC Co-Issuer in the event the LLC Co-Issuer is treated as a partnership or a “disregarded entity” for U.S. federal income tax purposes, in each case, in an amount not to exceed the amount that the LLC Co-Issuer and its Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) in respect of such fiscal year if the LLC Co-Issuer and its Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group); provided that Restricted Payments will be permitted in respect of the income of an Unrestricted Subsidiary only to the extent of the amount of cash distributed to the LLC Co-Issuer or any Restricted Subsidiary by such Unrestricted Subsidiary for such purpose;

(vi)                              Restricted Payments to permit any Parent Entity to:

(A)                               pay operating, overhead, legal, accounting and other professional fees and expenses (including directors’ fees and expenses and administrative, legal, accounting, filings and similar expenses), in each case to the extent related to its separate existence as a holding company or to its ownership of the LLC Co-Issuer and the Restricted Subsidiaries;

(B)                               pay fees and expenses related to any public offering or private placement of debt or equity securities of any Parent Entity or any Permitted Investment, whether or not consummated;

(C)                               pay franchise taxes and other fees, income or other taxes and expenses in connection with any Parent Entity’s ownership of any Restricted Subsidiary or the maintenance of its legal existence;

(D)                               make payments under transactions permitted by Section 3.8 (other than Section 3.8(b)(viii)), to the extent such payments are due at the time of such Restricted Payment; or

(E)                                pay customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors, managers, consultants or independent contractors of any Parent Entity to the extent related to its ownership of the LLC Co-Issuer and its Restricted Subsidiaries;

(vii)                           non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(viii)                        Restricted Payments to allow any Parent Entity to make, or to any Parent Entity for the purpose of paying to any other Parent Entity to make, payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person, in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of Equity Interests;

(ix)                              Restricted Payments to any Parent Entity for the purpose of paying:

(A)                               monitoring, consulting, management, transaction, advisory, termination or similar fees payable to Parent or any Sponsor in accordance with the Management Agreements in an amount not to exceed amounts payable pursuant to the Management Agreements; and

(B)                               indemnities, reimbursements and reasonable and documented out-of-pocket fees and expenses of any Sponsor;

(x)                                 Restricted Payments to any Parent Entity to finance, or to any Parent Entity for the purpose of paying to any other Parent Entity to finance, any Investment that, if consummated by the LLC Co-Issuer, would be a Permitted Investment; provided that (A) such Restricted Payment is made substantially concurrently with the closing of such Investment and (B) promptly following the closing thereof, such Parent Entity causes (1) all property acquired (whether assets or Equity Interests) to be contributed to the LLC Co-Issuer or any Restricted Subsidiary or (2) the merger, consolidation or amalgamation (to the extent permitted by Section 4.1) of the Person formed or acquired into the LLC Co-Issuer or any Restricted Subsidiary in order to consummate such acquisition or Investment, in each case, in accordance with the requirements of Section 3.11;

(xi)                              the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Indenture;

(xii)                           Restricted Payments that are made with Excluded Contributions;

(xiii)                        payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture;

(xiv)                       the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the LLC Co-Issuer or a Restricted Subsidiary by, one or more Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash or Cash Equivalents);

(xv)                          the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the LLC Co-Issuer or any of its Restricted Subsidiaries and any class or series of Preferred Stock of any Restricted Subsidiaries issued or Incurred in accordance with Section 3.3;

(xvi)                       (A)                               the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) by the LLC Co-Issuer after the Closing Date; and

(B)                               the declaration and payment of dividends to LLC Co-Issuer or any Parent Entity, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of the LLC Co-Issuer or any Parent Entity issued after the Closing Date;

provided, however, that (1) for the most recently ended four full fiscal quarters for which Required Financial Statements have been delivered immediately preceding the date of issuance of such Designated Preferred Stock, the Interest Coverage Ratio of the LLC Co-Issuer would have been at least 2.00 to 1.00 and (2) the aggregate amount of dividends declared and paid pursuant to this clause (xvi) does not exceed the net cash proceeds actually received by the LLC Co-Issuer from the sale (or the contribution of the net cash proceeds from the sale) of Designated Preferred Stock;

(xvii)                    the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the LLC Co-Issuer and its Restricted Subsidiaries pursuant to provisions similar Section 3.7 and Section 3.9; provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Issuers (or a third party to the extent permitted by this Indenture) have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes and have repurchased, redeemed, defeased, acquired or retired all the Notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer, as the case may be;

(xviii)                 purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xix)                       any additional Restricted Payment so long as immediately after giving effect to the making of such Restricted Payment, (A) the LLC Co-Issuer’s Total Net Leverage Ratio is 3.50 to 1.00 or less and (B) no Event of Default has occurred and is continuing or would result therefrom; and

(xx)                          additional Restricted Payments in an aggregate amount not to exceed the greater of (A) $100.0 million and (B) 1.15% of Consolidated Total Assets as of the date any such Restricted Payment is made; provided that at the time of, and after giving effect to, any Restricted Payment permitted under this clause (xx) no Default or Event of Default has occurred and is continuing or would result therefrom.

(c)                                  As of the Closing Date, all of the LLC Co-Issuer’s Subsidiaries will be Restricted Subsidiaries.  The LLC Co-Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the LLC Co-Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

(d)                                 For purposes of this Section 3.4, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the LLC Co-Issuer may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this Section 3.4 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

SECTION 3.5.                                          Liens.

(a)                                 The Issuers will not, and will not permit any Guarantor to, directly or indirectly, create, Incur or suffer to exist any Lien securing Indebtedness (other than Permitted Liens) on any asset or property of either of the Issuers or any Guarantor, unless

(i)                                     in the case of Liens securing Subordinated Indebtedness, the Notes and any applicable Guarantee are secured by a Lien on such property or assets and proceeds thereof that is senior in priority to such Liens; or

(ii)                                  in all other cases, the Notes and the applicable Guarantee are secured by a Lien on such property or assets and proceeds thereof equally and ratably with or prior to such Liens.

(b)                                 Any Lien that is granted to secure the Notes or any Guarantee pursuant to Section 3.5(a) will be automatically and unconditionally released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantee under Section 3.5(a) (other than a release as a result of the enforcement of remedies in respect of such Lien or the Obligations secured by such Lien).

SECTION 3.6.                                          Dividend and Other Payment Restrictions Affecting Subsidiaries.  The LLC Co-Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)                                 (i)                                     pay dividends or make any other distributions to the LLC Co-Issuer or any of its Restricted Subsidiaries on its Capital Stock; or

(ii)                                  pay any Indebtedness owed to the LLC Co-Issuer or any of its Restricted Subsidiaries;

(b)                                 make loans or advances to the LLC Co-Issuer or any of its Restricted Subsidiaries; or

(c)                                  sell, lease or transfer any of its properties or assets to the LLC Co-Issuer or any of its Restricted Subsidiaries;

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(A)                               contractual encumbrances or restrictions of the LLC Co-Issuer or any Restricted Subsidiary in effect on the Closing Date, including pursuant to:

(1)                                 the Senior Credit Agreement and the other documents relating to the Senior Credit Agreement;

(2)                                 the ABL Credit Agreement and the other documents relating to the ABL Credit Agreement;

(3)                                 the PIK Toggle Notes Indenture and the other documents relating to the PIK Toggle Notes Indenture;

(4)                                 Indebtedness permitted pursuant to Section 3.3(b)(iv), including, but not limited to, the indenture governing the 2028 Debentures and the other documents relating to the 2028 Debentures; and

(5)                                 Hedge Agreements;

(B)                               this Indenture, the Notes and the Guarantees and the other documents relating to this Indenture;

(C)                               applicable law or any applicable rule, regulation or order;

(D)                               any agreement or other instrument of a Person acquired by or merged or consolidated with or into the LLC Co-Issuer or any Restricted Subsidiary that was in existence at the time of such acquisition (or at the time it merges with or into the LLC Co-Issuer or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that in connection with a merger under this clause (d), if a Person other than the LLC Co-Issuer or such Restricted Subsidiary is the Successor Company with respect to such merger, any Subsidiary of such Person, or any agreement or instrument of such Person or any Subsidiary of such Person, will be deemed acquired or assumed, as the case may be, by the LLC Co-Issuer or such Restricted Subsidiary, as the case may be, at the time of such merger;

(E)                                customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary;

(F)                                 restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(G)                               customary provisions in operating or other similar agreements entered into in the ordinary course of business and which limitation is applicable only to the assets that are the subject of those agreements;

(H)                              purchase money obligations for property acquired and Capitalized Lease Obligations entered into in the ordinary course of business to the extent such obligations impose restrictions of the nature discussed in Section 3.6(c) on the property so acquired;

(I)                                   customary provisions contained in leases, sub-leases, licenses, sublicenses, contracts and other similar agreements entered into in the ordinary course of business to the extent such obligations impose restrictions of the type described in Section 3.6(c) on the property subject to such lease;

(J)                                   any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, that such restrictions apply only to such Receivables Subsidiary;

(K)                              other Indebtedness, Disqualified Stock or Preferred Stock of the LLC Co-Issuer or any Restricted Subsidiary that is Incurred subsequent to the Closing Date pursuant to Section 3.3; provided that such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuers’ ability to make anticipated principal or interest payments on the Notes in accordance with this Indenture (as determined by the LLC Co-Issuer in good faith);

(L)                                any encumbrance or restriction contained in the documents relating to any secured Indebtedness otherwise permitted to be Incurred pursuant to Section 3.3 and Section 3.5 to the extent such documents limit the right of the debtor to dispose of the assets securing such Indebtedness;

(M)                            any encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, materially affect the Issuers’ ability to make anticipated principal or interest payments on the Notes in accordance with this Indenture (as determined by an Officer of the LLC Co-Issuer in good faith);

(N)                               customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture; and

(O)                               any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) of this Section 3.6 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings of the contracts, instruments or obligations referred to in clauses (A) through (N) of this Section 3.6; provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or Refinancing are, in the good faith judgment of the LLC Co-Issuer, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or Refinancing.

For purposes of determining compliance with this Section 3.6, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock will not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the LLC Co-Issuer or a Restricted Subsidiary to other Indebtedness Incurred by the LLC Co-Issuer or any such Restricted Subsidiary will not be deemed a restriction on the ability to make loans or advances.

SECTION 3.7.                                          Asset Sales.

(a)                                 The LLC Co-Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless:

(i)                                     the LLC Co-Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the

Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(ii)                                  except in the case of a Permitted Asset Swap, at least 75.0% of the consideration therefor received by the LLC Co-Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets; provided that the amount of:

(A)                               any liabilities (as shown on the LLC Co-Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the LLC Co-Issuer or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or are otherwise extinguished in connection with the transactions relating to such Asset Sale) that are assumed by the transferee of any such assets or Equity Interests pursuant to an agreement that releases or indemnifies LLC Co-Issuer or such Restricted Subsidiary, as the case may be, from further liability;

(B)                               any notes or other obligations or other securities or assets received by the LLC Co-Issuer or such Restricted Subsidiary from such transferee that are converted by the LLC Co-Issuer or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days of the receipt thereof; and

(C)                               any Designated Non-cash Consideration received by the LLC Co-Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (1) $125.0 million and (2) 1.50% of Consolidated Total Assets, calculated at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

will each be deemed to be Cash Equivalents for the purposes of this clause (ii).

(b)                                 Within 365 days after the LLC Co-Issuer’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale, the LLC Co-Issuer or any Restricted Subsidiary may apply an amount equal to the Net Cash Proceeds from such Asset Sale, at its option:

(i)                                     to reduce Obligations under the Senior Credit Agreement or the ABL Credit Agreement and, in the case of revolving loans, to correspondingly reduce commitments with respect thereto;

(ii)                                  to reduce Obligations under Indebtedness (other than Subordinated Indebtedness) that is secured by a Lien (including the 2028 Debentures for so long as they are secured by a Lien), which Lien is permitted by this Indenture and, in the case of revolving loans, to correspondingly reduce commitments with respect thereto;

(iii)                               to reduce Obligations under:

(A)                               other Pari Passu Indebtedness of the Issuers or the Guarantors; provided that if the Issuers or any Guarantor elects to reduce Obligations under any other Pari Passu Indebtedness, the LLC Co-Issuer will (1) equally and ratably reduce Obligations under the Notes as provided in Section 5.1 or through open-market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof) or (2) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, the principal amount of Notes that would otherwise be redeemed under clause (1) of this Section 3.7(b)(iii)(A)); or

(B)                               Indebtedness of a Subsidiary that is not a Guarantor, other than Indebtedness owed to the LLC Co-Issuer or another Restricted Subsidiary and, in the case of revolving loans, to correspondingly reduce commitments with respect thereto;

(iv)                              to acquire all or substantially all of the assets of, or any Capital Stock of, another Similar Business, if, after giving effect to any such acquisition of Capital Stock, the Similar Business is or becomes a Restricted Subsidiary;

(v)                                 to make a capital expenditure;

(vi)                              to acquire other assets that are used or useful in a Similar Business; or

(vii)                           any combination of the foregoing;

provided that the LLC Co-Issuer and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clause (iv), (v) or (vi) of this Section 3.7(b) if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the LLC Co-Issuer or any Restricted Subsidiary enters into a binding agreement to make an investment in compliance with the provision described in clauses (iv), (v) or (vi) of this Section 3.7(b), and that investment is thereafter completed within 365 days after the end of such 365-day period.

(c)                                  Pending the final application of any such amount, the LLC Co-Issuer or any of its Restricted Subsidiaries may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest or utilize Net Cash Proceeds in any manner not prohibited by this Indenture.  Any amount of Net Cash Proceeds from any

Asset Sale that are not invested or applied as provided and within the time period set forth in Section 3.7(b) will be deemed to constitute “Excess Proceeds.” Notwithstanding the foregoing sentence, any amount of proceeds offered to Holders pursuant to Section 3.7(b)(iii)(A) or pursuant to an Asset Sale Offer made at any time after the Asset Sale will be deemed to have been applied as required and will not be deemed to be Excess Proceeds without regard to the extent to which such offer is accepted by the Holders).  When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuers will make an offer (an “Asset Sale Offer”) to all Holders and, if required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, to purchase the maximum principal amount of such Notes and Pari Passu Indebtedness, as appropriate, on a pro rata basis, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof (or in the event such other Indebtedness was issued with original issue discount, 100.0% of the accreted value thereof), plus accrued and unpaid interest, if any (or such lesser price, if any, as may be provided by the terms of such other Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and the agreement governing such Pari Passu Indebtedness.  The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $50.0 million by transmitting electronically or by mailing to Holders the notice required pursuant to the terms of this Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC.  The Issuers may satisfy the foregoing obligations with respect to such Net Cash Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Cash Proceeds prior to the expiration of the application period or by electing to make an Asset Sale Offer with respect to such Net Cash Proceeds before the aggregate amount of Excess Proceeds exceeds $50.0 million.  To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered or otherwise surrendered is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and Pari Passu Indebtedness tendered or otherwise surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Notes (and the Issuers or their agents will select such Pari Passu Indebtedness) to be purchased in the manner described below.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.  To the extent the Excess Proceeds exceed the outstanding aggregate principal amount of the Notes (and, if required by the terms thereof, all Pari Passu Indebtedness), the Issuers need only make an Asset Sale Offer up to the outstanding aggregate principal amount of Notes (and any such Pari Passu Indebtedness), and any additional Excess Proceeds will not be subject to this Section 3.7 and will be permitted to be used for any purpose otherwise permitted by this Indenture in the Issuers’ discretion.

(d)                                 The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the purchase of the Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 3.7 by virtue of such compliance.

(e)                                  The provisions under this Indenture relative to the Issuers’ obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified at any time with the written consent of the Holders of a majority in principal amount of the Notes.

(f)                                   If more Notes are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, selection of such Notes for purchase will be made in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed (but only to the extent that the Trustee has been notified in writing of such listing by the LLC Co-Issuer) or if such Notes are not listed, on a pro rata basis or as nearly a pro rata basis as practicable (with adjustments so that only Notes in denominations of the minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof will be purchased), by lot or by such other method as the Trustee will deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that the selection of Notes for purchase will not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000.  No Note will be repurchased in part if less than the minimum denomination of such Note would be left outstanding.

(g)                                  Notices of an Asset Sale Offer will be mailed by first class mail, postage prepaid, or sent electronically, at least 30 but not more than 60 days before the purchase date to each Holder at such Holder’s registered address or otherwise in accordance with DTC procedures.  If any Note is to be purchased in part only, any notice of purchase that relates to such Note will state the portion of the principal amount thereof that has been or is to be purchased.

(h)                                 A new Note in principal amount equal to the unpurchased portion of any Note purchased in part will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the purchase date, unless the Issuers default in payment of the purchase price, interest will cease to accrue on Notes or portions thereof purchased.

SECTION 3.8.                                          Transactions with Affiliates.

(a)                                 The LLC Co-Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the LLC Co-Issuer involving aggregate consideration in excess of $15.0 million (each of the foregoing, an “Affiliate Transaction”), unless:

(i)                                     such Affiliate Transaction is on terms that are not materially less favorable to the LLC Co-Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the LLC Co-Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(ii)                                  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, the LLC Co-Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the LLC Co-Issuer, approving such Affiliate Transaction, together with an Officer’s Certificate certifying that the Board of Directors of the LLC Co-Issuer determined or resolved that such Affiliate Transaction complies with Section 3.8(a)(i).

(b)                                 The provisions of Section 3.8(a) will not apply to:

(i)                                     transactions between or among (A) the LLC Co-Issuer and the Restricted Subsidiaries or (B) the LLC Co-Issuer and any Person that becomes a Restricted Subsidiary as a result of such transaction (including by way of a merger, consolidation or amalgamation);

(ii)                                  payment of management, monitoring, consulting, transaction, oversight, advisory and similar fees and payment of all expenses and indemnification claims, in each case, in accordance with the Management Agreements;

(iii)                               any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the LLC Co-Issuer or any Parent Entity in good faith;

(iv)                              loans or advances to employees or consultants of any Parent Entity, the LLC Co-Issuer or any Restricted Subsidiary in accordance with clause (2) of the definition of “Permitted Investments;”

(v)                                 the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of any Parent Entity, the LLC Co-Issuer or any of the Restricted Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the LLC Co-Issuer and its Restricted Subsidiaries (which will be 100% for so long as such Parent Entity owns no assets other than the Equity Interests in the LLC Co-Issuer and assets incidental to the ownership of the LLC Co-Issuer and its Restricted Subsidiaries));

(vi)                              the Transactions and transactions pursuant to the Merger Agreement and other transactions, agreements and arrangements in existence on the Closing Date, or any amendment thereto to the extent such amendment is not adverse to the Holders in any material respect;

(vii)                           (A) any employment agreements entered into by the LLC Co-Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(B)                               any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors; and

(C)                               any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(viii)                        (A)                               Restricted Payments permitted under Section 3.4; and

(B)                               Permitted Investments;

(ix)                              any purchase by any Parent Entity of the Equity Interests of the LLC Co-Issuer and the purchase by the LLC Co-Issuer of Equity Interests in any Restricted Subsidiary;

(x)                                 payments to the Sponsors for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the LLC Co-Issuer, or a majority of the disinterested members of the Board of Directors of the LLC Co-Issuer, in good faith;

(xi)                              transactions with Restricted Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business;

(xii)                           any transaction in respect of which the LLC Co-Issuer delivers to the Trustee a letter addressed to the Board of Directors of the LLC Co-Issuer or any Parent Entity from an accounting, appraisal or investment banking firm, in each case, of nationally recognized standing that is in the good faith determination of the LLC Co-Issuer qualified to render such letter, which letter states that such transaction is on terms that are no less favorable to the LLC Co-Issuer or its Restricted Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate;

(xiii)                        transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(xiv)                       the issuance, sale or transfer of Equity Interests of the LLC Co-Issuer to any Parent Entity and capital contributions by any Parent Entity to the LLC Co-Issuer (and payment of reasonable out-of-pocket expenses Incurred by the Sponsors or any Parent Entity in connection therewith);

(xv)                          the issuance of Equity Interests to the management of any Parent Entity, the LLC Co-Issuer or any of the Restricted Subsidiaries in connection with the Transactions;

(xvi)                       payments by any Parent Entity, the LLC Co-Issuer or any of the Restricted Subsidiaries pursuant to tax sharing agreements among any Parent Entity, the LLC Co-Issuer and any of the Restricted Subsidiaries;

(xvii)                    payments or loans (or cancellation of loans) to employees or consultants that are:

(A)                               approved by a majority of the disinterested directors of the LLC Co-Issuer in good faith;

(B)                               made in compliance with applicable law; and

(C)                               otherwise permitted under this Indenture;

(xviii)                 transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the LLC Co-Issuer and the Restricted Subsidiaries;

(xix)                       transactions between or among the LLC Co-Issuer or any Restricted Subsidiaries and any Person, a director of which is also a director of the LLC Co-Issuer or any Parent Entity, so long as (a) such director abstains from voting as a director of the LLC Co-Issuer or such Parent Entity, as the case may be, on any matter involving such other Person and (b) such Person is not an Affiliate of the LLC Co-Issuer for any reason other than such director’s acting in such capacity;

(xx)                          transactions pursuant to, and complying with, Section 3.3 or under Section 4.1(b) and Section 4.1(d);

(xxi)                       the existence of, or the performance by the LLC Co-Issuer or any Guarantor of their obligations under the terms of, any customary registration rights agreement to which they are a party or become a party in the future; and;

(xxii)                    intercompany transactions undertaken in good faith (as certified by an Officer of the LLC Co-Issuer) for the purpose of improving the consolidated tax efficiency of the LLC Co-Issuer and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth herein.

SECTION 3.9.                                          Change of Control.

(a)                                 Upon the occurrence of a Change of Control after the Issue Date, each Holder will have the right to require the Issuers to purchase all or any part of such Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuers have previously elected to redeem the Notes pursuant to Section 5.1.

(b)                                 Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the Notes as described under Section 5.1, the Issuers will deliver a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, describing:

(i)                                     that a Change of Control has occurred or, if the Change of Control Offer is being made in advance of a Change of Control, that a Change of Control is expected to occur, and that such Holder has, or upon such occurrence will have, the right to require the Issuers to purchase such Holder’s Notes at a purchase price in cash equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date);

(ii)                                  the transaction or transactions that constitute, or are expected to constitute, such Change of Control;

(iii)                               the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(iv)                              that any Note not properly tendered will remain outstanding and continue to accrue interest;

(v)                                 that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(vi)                              that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)                           that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(viii)                        that if the Issuers are redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered.  The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(ix)                              if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(x)                                 the other instructions determined by the Issuers, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

(c)                                  While the Notes are in global form and the Issuers make an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes to be made through the facilities of DTC in accordance with the rules and regulations thereof.  A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control.

(d)                                 The Issuers will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 3.9.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.9, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 3.9 by virtue of such compliance.

(e)                                  On the Change of Control Payment Date, the Issuers will, to the extent permitted by law,

(i)                                     accept for payment all Notes issued by them or portions thereof validly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii)                                  deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii)                               deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

(f)                                   Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date.  Holders will be entitled to withdraw their election if the Trustee or the Issuers receive not later than one Business Day prior to the expiration of the Change of

Control Offer, a telegram, telex facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his selection to have such Note purchased.

(g)                                  On the Change of Control Payment Date, all Notes purchased by the Issuers under this Section 3.9 will be delivered by the Issuers to the Trustee for cancellation, and the Issuers will pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.  With respect to any Note purchased in part, the Issuers will issue a new Note in a principal amount equal at maturity to the unpurchased portion of the original Note in the name of the Holder upon cancellation of the original Note.

(h)                                 Notwithstanding the foregoing provisions of this Section 3.9, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(i)                                     Prior to any Change of Control Offer, each of the Issuers will deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of each of the Issuers to make such offer have been complied with.

SECTION 3.10.                                   Maintenance of Insurance.  The Issuers and the Guarantors will maintain with financially sound and reputable insurance companies, insurance with respect to their properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

SECTION 3.11.                                   Additional Guarantors.  After the Issue Date, the LLC Co-Issuer will not permit any of its Restricted Subsidiaries, other than an Issuer or Guarantor, to guarantee the payment of any Indebtedness under the Senior Credit Agreement, the ABL Credit Agreement or any capital markets Indebtedness of the LLC Co-Issuer or any Guarantor with an aggregate principal amount equal to or greater than $50.0 million unless, within 30 days of the date that such Indebtedness has been Incurred, such Restricted Subsidiary executes and delivers to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary becomes a Guarantor under this Indenture on the same terms and conditions as those set forth in this Indenture and applicable to the other Guarantors and, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Restricted Subsidiary’s Guarantee, such guarantee of such Indebtedness is subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to Notes or such Guarantor’s Guarantee.  A form of supplemental indenture for such purpose is attached as Exhibit E hereto.

Each Guarantee will be released upon the terms and in accordance Section 10.2(b).

SECTION 3.12.                                   Compliance Certificate; Statement by Officers as to Default.  The LLC Co-Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the LLC Co-Issuer ending after the Issue Date, an Officer’s Certificate to the effect that to the best knowledge of the signer thereof on behalf of each of the Issuers, the Issuers are or are not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuers (through its own action or omission or through the action or omission of any Guarantor as applicable) will be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge.  The individual signing any certificate given by any Person pursuant to this Section 3.12 will be the principal executive, financial or accounting officer of such Person or the direct or indirect parent of such Person, in compliance with TIA § 314(a)(4).

So long as any of the Notes are outstanding, upon any Officer becoming aware of any Default or Event of Default, the Issuers will deliver to the Trustee, within 30 days after the occurrence thereof, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

SECTION 3.13.                                   Designation of Restricted and Unrestricted Subsidiaries.

(a)                                 The Board of Directors of the LLC Co-Issuer may designate any Subsidiary of the LLC Co-Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary of the LLC Co-Issuer, but excluding the LLC Co-Issuer and the Corporate Co-Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the LLC Co-Issuer or any other Subsidiary of the LLC Co-Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have any Indebtedness pursuant to which the lender has recourse to any of the assets of the LLC Co-Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:

(i)                                     the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(ii)                                  if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 3.4.

(b)                                 The Board of Directors of the LLC Co-Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(i)                                     (A) the LLC Co-Issuer could Incur $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test described under Section 3.3 or (B) the Interest Coverage Ratio for the LLC Co-Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the LLC Co-Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(ii)                                  no Event of Default will have occurred and be continuing.

(c)                                  Any designation by the Board of Directors of the LLC Co-Issuer pursuant to Section 3.13(b) will be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the LLC Co-Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with this Section 3.13.

SECTION 3.14.                                   Covenant Suspension.

(a)                                 If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Sections 3.3, 3.4, 3.6, 3.7, 3.8, 3.11 and 4.1(a)(iv) (collectively, the “Suspended Covenants”) will no longer be applicable to such Notes.

(b)                                 In the event that the LLC Co-Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time pursuant to Section 3.14(a) (any such period, a “Suspension Period”), and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the LLC Co-Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events.

(c)                                  Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Asset Sales will be reset at zero.

(d)                                 With respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments since the Closing Date will be calculated as though Section 3.4 had been in effect prior to, but not during, the Suspension Period. No Subsidiary may be designated as an Unrestricted Subsidiary during the Suspension Period unless such designation would have complied with Section 3.4 as if Section 3.4 were in effect during such period.  In addition, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to Section 3.3(b)(iv).  In addition, for purposes of Section 3.8, all agreements and arrangements entered into by the LLC Co-Issuer and any Restricted Subsidiary with an Affiliate of the LLC Co-Issuer during the Suspension Period prior to such Reversion Date will be deemed to have been entered into on or prior to the Closing

Date, and for purposes of Section 3.6, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such Section 3.6 will be deemed to have been existing on the Closing Date.

(e)                                  During the Suspension Period, any reference in the definitions of “Permitted Liens” and “Unrestricted Subsidiary” to Section 3.3 or any provision thereof will be construed as if Section 3.3 had remained in effect since the Closing Date and during the Suspension Period.

(f)                                   During the Suspension Period, the obligation to grant further Guarantees will be suspended. Upon the Reversion Date, the obligation to grant Guarantees under Section 3.11 will be reinstated (and the Reversion Date will be deemed to be the date on which any guaranteed Indebtedness was Incurred for purposes of Section 3.11).

(g)                                  Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of any failure to comply with the Suspended Covenants during any Suspension Period, and the LLC Co-Issuer and any Subsidiary of the LLC Co-Issuer will be permitted, following a Reversion Date, without causing a Default or Event of Default or breach of any of the Suspended Covenants (notwithstanding the reinstatement thereof) under this Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby; provided that, to the extent any such commitment or obligation results in the making of a Restricted Payment, such Restricted Payment will be made under Section 3.4(a)(C) or Section 3.4(b) and if not permitted by Section 3.4(a)(C) or Section 3.4(b), such Restricted Payment will be deemed permitted by Section 3.4(a)(C) and will be deducted for purposes of calculating the amount pursuant to Section 3.4(a)(C) (so that the amount available under Section 3.4(a)(C) immediately following such Restricted Payment will be negative).

(h)                                 LLC Co-Issuer will provide an Officer’s Certificate to the Trustee indicating the occurrence of any Covenant Suspension Event or Reversion Date.  The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the LLC Co-Issuer and its Restricted Subsidiaries’ future compliance with their covenants or (iii) notify the Holders of any Covenant Suspension Event or Reversion Date.

SECTION 3.15.                                   Stay, Extension and Usury Laws.  The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE IV

Merger; Consolidation or Sale of All or Substantially All Assets

SECTION 4.1.                                          When the Issuers May Merge or Otherwise Dispose of Assets.

(a)                                 Neither Issuer may consolidate or merge with or into or wind up into (whether or not such Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person (other than the Acquisition and other than the merger of one Issuer into the other Issuer) unless:

(i)                                     such Issuer is the surviving Person or the Person formed by or surviving any such consolidation, merger or winding up (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Issuer or such Person, as the case may be, being herein called the “Successor Company”) and, if such entity is not (A) a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws and (B) organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, a co-obligor of the Notes is organized or existing under such laws;

(ii)                                  the Successor Company (if other than such Issuer) expressly assumes all the obligations of such Issuer under this Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments;

(iii)                               immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default has occurred and is continuing;

(iv)                              immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either:

(A)                               the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or

(B)                               the Interest Coverage Ratio for the LLC Co-Issuer (or, if applicable, the Successor Company thereto) and its Restricted Subsidiaries would be equal to or greater than such ratio for the LLC Co-Issuer and its

Restricted Subsidiaries immediately prior to such transaction;

(v)                                 each Guarantor, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee will apply to such Person’s Obligations under this Indenture and the Notes; and

(vi)                              such Issuer will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee and stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with this Indenture.

The Successor Company will succeed to, and be substituted for, such Issuer under this Indenture and the Notes, and such Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes.

(b)                                 Notwithstanding the foregoing clauses (iii) and (iv):

(i)                                     either of the Issuers or any Guarantor may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to an Issuer or a Guarantor;

(ii)                                  either of the Issuers may merge or consolidate with an Affiliate of such Issuer incorporated or organized solely for the purpose of reincorporating or reorganizing such Issuer in another state of the United States, the District of Columbia or any territory of the United States so long as the principal amount of Indebtedness of the LLC Co-Issuer and its Restricted Subsidiaries is not increased thereby; and

(iii)                               any Restricted Subsidiary may merge with the LLC Co-Issuer, provided that the LLC Co-Issuer is the Successor Company in such merger.

(c)                                  Subject to Section 10.2 and Section 10.5, each Guarantor will not, and the LLC Co-Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (other than in connection with the Transactions) unless:

(i)                                     (A)                               such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, merger or winding up (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership or limited liability company or trust organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(B)                               the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments;

(C)                               immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default will have occurred and be continuing; and

(D)                               the Successor Guarantor (if other than such Guarantor) will have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

(ii)                                  such sale or disposition or consolidation or merger does not violate Section 3.7.

(d)                                 Subject to Article X, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee.  Notwithstanding the foregoing:

(i)                                     a Guarantor may merge or consolidate with an Affiliate of the LLC Co-Issuer incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in the United States, any state or territory thereof, the District of Columbia or the jurisdiction of such Guarantor, so long as the principal amount of Indebtedness of the LLC Co-Issuer and the Restricted Subsidiaries is not increased thereby;

(ii)                                  a Guarantor may consolidate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to, an Issuer or another Guarantor;

(iii)                               a Guarantor may convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or the laws of a jurisdiction in the United States; and

(iv)                              any Restricted Subsidiary may merge into any Guarantor; provided that, in the case of this clause (iv), the surviving Person (A) will be a corporation, partnership, limited partnership or limited liability company or trust organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia or the jurisdiction of organization of such Restricted

Subsidiary or Guarantor and (B) of such merger (if not the Guarantor) will become a Guarantor upon the consummation of such merger.

(e)                                  For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the LLC Co-Issuer, which properties and assets, if held by the LLC Co-Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the LLC Co-Issuer on a consolidated basis, will be deemed to be the transfer of all or substantially all of the properties and assets of the LLC Co-Issuer.

ARTICLE V

Redemption of Notes

SECTION 5.1.                                          Optional Redemption.

(a)                                 The Notes may be redeemed, in whole at any time, or in part from time to time, subject to the conditions and at the redemption prices set forth in Paragraph 6 of the form of Note set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date.

(b)                                 On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of and premium, if any, plus accrued and unpaid interest, if any, on the Notes to be redeemed.

SECTION 5.2.                                          Election to Redeem; Notice to Trustee of Optional and Mandatory Redemptions.  If the Issuers elect to redeem Notes pursuant to Section 5.1, the Issuers will furnish to the Trustee, at least two Business Days for Global Notes and 10 calendar days for Definitive Notes before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 5.4, an Officer’s Certificate setting forth (a) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption will occur, (b) the Redemption Date, (c) the principal amount of the Notes to be redeemed and (d) the redemption price.  The Issuers may also include a request in such Officer’s Certificate that the Trustee give the notice of redemption in the Issuers’ name and at their expense and setting forth the information to be stated in such notice as provided in Section 5.4.  The Issuers will deliver to the Trustee such documentation and records as will enable the Trustee to select the Notes to be redeemed pursuant to Section 5.3.

SECTION 5.3.                                          Selection by Trustee of Notes to Be Redeemed.  If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis (or as nearly pro rata as practicable) unless otherwise required by law or the rules of the principal national securities exchange, if any, on which such Notes are listed (but only to the extent that the Trustee has been notified in writing of such listing by the LLC Co-Issuer), in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof; provided that the selection of Notes for redemption will not result in a Holder of Notes with a principal amount of Notes owning less than $2,000 in aggregate principal amount of Notes.  If any Note is to be purchased or redeemed in part only, the notice of purchase or redemption relating to such Note will state the portion of the principal amount thereof that has been or is to be purchased or redeemed.  A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note in accordance with Section 5.7.  On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal and premium, if any, plus accrued and unpaid interest, if any, on the Notes to be redeemed.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes will relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 5.4.                                          Notice of Redemption(a)                                 .  The Issuers will mail or cause to be mailed by first class mail to each Holder’s registered address or otherwise in accordance with the procedures of DTC, a notice of redemption to each Holder whose Notes are to be redeemed not less than 30 nor more than 60 days prior to a date fixed for redemption (a “Redemption Date”); provided, however, that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued pursuant to Article VIII.  In connection with any redemption of Notes (including with the net cash proceeds of an Equity Offering), any such redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related Equity Offering.  In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice will state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions will be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Issuers in their sole discretion) by the Redemption Date, or by the Redemption Date so delayed.  At the Issuers’ written request, the Trustee may give notice of redemption in the Issuers’ name and at the Issuers’ expense.

All notices of redemption will be prepared by the Issuers and will state:

(b)                                 the Redemption Date,

(c)                                  the redemption price and the amount of accrued interest to, but excluding, the Redemption Date payable as provided in Section 5.6, if any,

(d)                                 if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

(e)                                  in case any Note is to be redeemed in part only, the notice which relates to such Note will state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(f)                                   that on the Redemption Date the redemption price (and accrued interest to, but excluding, the Redemption Date payable as provided in Section 5.6, if any) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Issuers default in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

(g)                                  the place or places where such Notes are to be surrendered for payment of the redemption price and accrued interest, if any,

(h)                                 the name and address of the Paying Agent,

(i)                                     that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price,

(j)                                    the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

(k)                                 the Section of this Indenture pursuant to which the Notes are to be redeemed.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ name and at its expense; provided, however, that the Issuers will have delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.  Such Officer’s Certificate will state that all conditions precedent to the delivery of such notice have been complied with.

SECTION 5.5.                                          Deposit of Redemption Price.  Prior to 10:00 a.m. New York City time, on any Redemption Date, the Issuers will deposit with the Trustee or with a Paying Agent (or, if the Issuers are acting as their own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 5.6.                                          Notes Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Notes so to be redeemed will, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to, but excluding, the Redemption Date), and from and after such date (unless the Issuers default in the payment of the redemption price and accrued interest, if any, to, but excluding, the Redemption Date) such Notes will cease to bear interest.  Upon surrender of any such Note for redemption in accordance with said notice, such Note will be paid by the Issuers at the redemption price, together with accrued interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

If any Note called for redemption is not so paid upon surrender thereof for redemption, the principal (and premium, if any) will, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

If a Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no further interest will be payable to Holders whose Notes will be subject to redemption by the Issuers.

SECTION 5.7.                                          Notes Redeemed in Part.  Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) will be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to Section 2.3 (with, if the Issuers so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuers will execute, and the Trustee upon receipt of an Authentication Order will authenticate and make available for delivery to the Holder of such Note at the expense of the Issuers, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided that each such new Note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 5.8.                                          Offer to Repurchase.  In the event that, pursuant to Section 3.7, the Issuers are required to commence an offer to all Holders to purchase the Notes (an “Offer to Repurchase”), it will follow the procedures specified below:

(a)                                 The Offer to Repurchase will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”), to the purchase of Notes and such Pari Passu Indebtedness, if any (in each instance, on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Offer to Repurchase.  Payment for any Notes so purchased will be made pursuant to Section 3.1.

(b)                                 If the Purchase Date is on or after an Interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Offer to Repurchase.

(c)                                  Upon the commencement of an Offer to Repurchase, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Repurchase.  The notice, which will govern the terms of the Offer to Repurchase, will state:

(i)                                     that the Offer to Repurchase is being made pursuant to this Section 5.8 and Section 3.7, and the length of time the Offer to Repurchase will remain open;

(ii)                                  the Offer Amount, the purchase price and the Purchase Date;

(iii)                               that any Note not tendered or accepted for payment will continue to accrue interest;

(iv)                              that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Offer to Repurchase will cease to accrue interest after the Purchase Date;

(v)                                 that Holders electing to have a Note purchased pursuant to an Offer to Repurchase may elect to have Notes purchased in a minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof only;

(vi)                              that Holders electing to have Notes purchased pursuant to any Offer to Repurchase will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii)                           that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than on the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

(viii)                        that, if the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness, if any, surrendered by Holders thereof exceeds the Offer

Amount, the Trustee will select the Notes and, if applicable, the Issuers will select such Pari Passu Indebtedness to be purchased or prepaid, on a pro rata basis based on the principal amount of Notes and Pari Passu Indebtedness, if any, surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof; and

(ix)                              that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(d)                                 On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Repurchase, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 5.8.  The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted will be promptly mailed or delivered by the Issuers to the Holder thereof.  The Issuers will publicly announce the results of the Offer to Repurchase on the Purchase Date.

SECTION 5.9.                                          Escrow of Proceeds; Special Mandatory Redemption.

(a)                                 Upon closing of the initial purchase and sale of the Notes, (i) the Initial Purchasers will deposit with the Escrow Agent pursuant to the Escrow Agreement, the proceeds from the sale of the Initial Notes and (ii) the Issuers (or one or more of their Affiliates) will deposit with the Escrow Agent funds sufficient to pay interest with respect to the Notes up to, but not including, the last possible Special Mandatory Redemption Date ((i) and (ii), collectively the “Escrowed Funds”).

(b)                                 The Notes may be redeemed in whole, but not in part, by the Issuers pursuant to a special mandatory redemption (the “Special Mandatory Redemption”) at a price equal to 100.0% of the initial issue price of the Notes plus accrued and unpaid interest from the Issue Date to, but not including, the Special Mandatory Redemption Date in the event that (i) the Closing Date does not take place on or prior to November 21, 2013 (the “Outside Date”), (ii) at any time prior to the Outside Date, any conditions to the release of the proceeds are deemed by the Issuers to be incapable of being satisfied on or prior to the Outside Date or (iii) at any time prior to the Outside Date, the Merger Agreement is terminated (any such event being a “Mandatory Redemption Event”).

(c)                                  Notwithstanding any other provision of this Section 5.9, if a Mandatory Redemption Event occurs, the Issuers will cause the notice of a Special Mandatory Redemption (the “Special Redemption Notice”) to be mailed within three Business Day following the occurrence of a Mandatory Redemption Event, to the Trustee and the Escrow Agent.  Concurrently with the delivery of the Special Redemption Notice, the Issuers will request the Trustee to, at the Issuers’ expense, mail (by first-class mail to each Holder’s registered address or otherwise in accordance with the procedures of DTC) a notice that a Special Mandatory Redemption will occur on the Outside Date or the date specified in the Special Redemption Notice. Within three Business Days after the Trustee’s mailing of such notice of a Mandatory Redemption Event (or, if earlier, on the Outside Date), the Issuers will consummate the Special Mandatory Redemption (the date of such redemption, the “Special Mandatory Redemption Date”).  If the proceeds from the sale of the Notes have not been released to the Issuers in accordance with the Escrow Agreement and a Special Redemption Notice is not delivered to the Escrow Agent by 1:00 p.m. (Eastern Time) on the Outside Date, then the Escrow Agent will, at 2:00 p.m. (Eastern Time) on the Outside Date, release the Escrowed Funds to the Trustee to effect the Special Mandatory Redemption. Any amounts remaining after the making of the Special Mandatory Redemption and payment of any other amounts required under the Escrow Agreement or under this Indenture will be returned by the Trustee to the Issuers.

(d)                                 Upon release of the proceeds from the sale of the Notes to the Issuers in accordance with the Escrow Agreement, the Initial Notes shall no longer be subject to a Special Mandatory Redemption pursuant to this Section 5.9 or otherwise.

(e)                                  Except as set forth in this Section 5.9, the LLC Co-Issuer will not be required to make any other mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE VI

Defaults and Remedies

SECTION 6.1.                                          Events of Default.  Each of the following is an “Event of Default”:

(a)                                 a default in any payment of interest on any Note when due continued for 30 days;

(b)                                 a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional or mandatory redemption, upon required purchase, upon acceleration or otherwise;

(c)                                  the failure by the LLC Co-Issuer or any Restricted Subsidiary to comply for 60 days after receipt of written notice referred to below with any of its obligations, covenants or agreements (other than a default pursuant to Section 6.1(a) or Section 6.1(b)) contained in the Notes or this Indenture;

(d)                                 the failure by the LLC Co-Issuer or any Restricted Subsidiary to pay the principal amount of any Indebtedness for borrowed money (other than Indebtedness for borrowed money owing to LLC Co-Issuer or a Restricted Subsidiary) within any applicable grace period upon the final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid at final maturity or accelerated exceeds $50.0 million or its foreign currency equivalent;

(e)                                  an Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case;

(ii)                                  consents to the entry of an order for relief against it in any voluntary case;

(iii)                               consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)                              makes a general assignment for the benefit of its creditors;

(v)                                 or takes any comparable action under any foreign laws relating to insolvency;

(f)                                   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Issuers or any Significant Subsidiary in an involuntary case;

(ii)                                  appoints a Custodian of the Issuers or any Significant Subsidiary or for any substantial part of its property; or

(iii)                               orders the winding up or liquidation of either of the Issuers or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(g)                                  failure by either Issuer or any Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $50.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent insurance companies), which judgments are not discharged, waived or stayed for a period of 60 days after such judgment becomes final and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(h)                                 the Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof or of this Indenture), or any Guarantor that is a Significant Subsidiary (or any Officer thereof with authority to act on behalf of such Guarantor with respect to such matters) denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination or discharge of this Indenture or the release of any such Guarantee in accordance with this Indenture, and such Default continues for 10 days; or

(i)                                     failure by the Issuers to consummate the Special Mandatory Redemption as described in Section 5.9.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under Section 6.1(c) will not constitute an Event of Default until the Trustee or the Holders of at least 25.0% in principal amount of outstanding Notes notify in writing the Issuers of the default and such default is not cured within the time specified in Section 6.1(c) after receipt of such notice.

SECTION 6.2.                                          Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.1(e) or Section 6.1(f) above with respect to an Issuer) occurs and is continuing, the Trustee or the Holders of at least 25.0% in principal amount of the outstanding Notes by written notice to the Issuers may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable.  Upon such a declaration, such principal and interest will be due and payable immediately.  If an Event of Default arising from Section 6.1(e) or Section 6.1(f) of an Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.3.                                          Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture (including sums owed to the Trustee and its agents and counsel) and the Guarantees.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 6.4.                                          Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive, rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences under this Indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than such nonpayment of principal or interest that has become due as a result of such acceleration).  Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of this Indenture; but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

In the event of any Event of Default arising from Section 6.1(d), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if prior to 20 days after such Event of Default arose, the LLC Co-Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has otherwise been cured.

SECTION 6.5.                                          Control by Majority.  The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability unless such Holders have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.  Prior to taking any action under this Indenture, the Trustee will be entitled to security or indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses that may be caused by taking or not taking such action.

SECTION 6.6.                                          Limitation on Suits.  In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(a)                                 such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b)                                 Holders of at least 25.0% in principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy;

(c)                                  such Holders have offered the Trustee security or indemnity reasonably satisfactory to it in respect of any loss, liability or expense;

(d)                                 the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(e)                                  the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

SECTION 6.7.                                          Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, or interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such Holder.

SECTION 6.8.                                          Collection Suit by Trustee.  If an Event of Default specified in Section 6.1(a) or Section 6.1 (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.

SECTION 6.9.                                          Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers, their Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders (pursuant to the written direction of Holders of a majority in principal amount of the then outstanding Notes) in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee will consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6.  Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in such proceeding.

SECTION 6.10.                                   Priorities.  The Trustee will pay out any money or property received by it in the following order:

First:  to the Trustee for amounts due under Section 7.6;

Second:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Issuers or, to the extent the Trustee receives any amount for any Guarantor, to such Guarantor as a court of competent jurisdiction will direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section.  At least 15 days before such record date, the Issuers (or Trustee) will mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.                                   Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10.0% in outstanding principal amount of the Notes.

ARTICLE VII

Trustee

SECTION 7.1.                                          Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee will, in the exercise of its rights and powers under this Indenture, use the same degree of care and skill in its exercise of such rights and powers as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs, subject to the provisions of clause (h) below.

(b)                                 Except during the continuance of an Event of Default of which a Trust Officer has actual knowledge, the Trustee:

(i)                                     and the Agents undertake to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations will be read into this Indenture against the Trustee or the Agents; and

(ii)                                  in the absence of gross negligence or bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee under this Indenture, the Notes and the Guarantees, as applicable.  However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee will examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Notes and the Guarantees as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee will not be relieved from liability for its own negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)                                     this Section 7.1(c) does not limit the effect of Section 7.1(b);

(ii)                                  the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved in a final non-appealable decision of a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d)                                 The Trustee and the Agents will not be liable for interest on any money received by it except as the Trustee and the Agents may agree in writing with the Issuers.

(e)                                  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)                                   No provision of this Indenture, the Notes or the Guarantees will require the Trustee or an Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it will have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(g)                                  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee will be subject to the provisions of this Section 7.1.

(h)                                 The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders will have offered to the Trustee, security, prefunding or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.2.                                          Rights of Trustee.

(a)                                 The Trustee and the Agents may conclusively rely and will be protected in acting upon any resolution, certificate, statement, instrument, opinion, notice,

request, direction, consent, order, bond or any other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons.  The Trustee and the Agents need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through its attorneys, custodians, nominees and agents and will not be responsible for the misconduct or negligence of or for the supervision of any agent, custodians, nominees or attorney appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence as determined in a final non-appealable decision of a court of competent jurisdiction.

(e)                                  The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes and the Guarantees will be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or under the Notes and the Guarantees in good faith and in accordance with the advice or opinion of such counsel.

(f)                                   The Trustee and the Agents will not be bound to make any investigation into any statement, warranty or representation, or the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document made or in connection with this Indenture; moreover, the Trustee and the Agents will not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document, or (iii) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note other evidence of indebtedness or other paper or document, but the Trustee or an Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or an Agent, as applicable, determines to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney and will incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)                                  The Trustee will not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Trust Officer will have (i) received written notification from the Issuers or a Holder at the Corporate Trust

Office of the Trustee and such notice references the Notes and this Indenture or (ii) obtained “actual knowledge.” “Actual knowledge” will mean the actual fact or statement of knowing by a Trust Officer without independent investigation with respect thereto.

(h)                                 In no event will the Trustee or an Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including the Agents), custodian and other Person employed to act hereunder.

(j)                                    The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k)                                 The Trustee will not have any duty (i) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, re-filing or redepositing of any thereof or (ii) to see to any insurance.

(l)                                     The right of the Trustee or an Agent to perform any discretionary act enumerated in this Indenture will not be construed as a duty.

SECTION 7.3.                                          Individual Rights of Trustee.  Subject to the TIA, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Section 7.9.  In addition, the Trustee will be permitted to engage in transactions with the Issuers; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (a) eliminate such conflict within 90 days of acquiring such conflicting interest, (b) apply to the SEC for permission to continue acting as Trustee or (c) resign.

SECTION 7.4.                                          Disclaimer.  Neither the Trustee nor any Agent will be responsible for and neither of them makes any representation as to the validity or adequacy of this Indenture, the Notes or the Guarantees, neither of them will be accountable for the Issuers’ use of the Notes or the proceeds from the Notes, and neither of them will be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

SECTION 7.5.                                          Notice of Defaults.  If a Default occurs and is continuing and is actually known to the Trustee, the Trustee will mail to each Holder notice of the Default within 90 days after it is known to the Trustee.  Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders.

SECTION 7.6.                                          Compensation and Indemnity.  The Issuers will pay to the Trustee and the Agents from time to time such compensation for their services as the parties agree in writing from time to time.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuers will reimburse the Trustee and the Agents upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel, in addition to the compensation for its services.  Such expenses will include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Issuers will indemnify the Trustee or any predecessor Trustee in each of its capacities hereunder (including Paying Agent, and Registrar), and each of their officers, directors, employees, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of their duties hereunder and under the Notes and the Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.6), the Notes and the Guarantees and of defending itself against any claims (whether asserted by any Holder, the Issuers or otherwise).  The Trustee and the Agents will notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee or an Agent to so notify the Issuers will not relieve the Issuers of their obligations hereunder.  The Issuers will defend the claim and the Trustee and the Agents may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel.  The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or an Agent as a result of its own willful misconduct, gross negligence or bad faith.

To secure the Issuers’ payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.  The right of the Trustee to receive payment of any amounts due under this Section 7.6 will not be subordinate to any other liability or indebtedness of the Issuers.

The Issuers’ obligations pursuant to this Section and any lien arising hereunder will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or an Agent.  When the Trustee or an Agent incurs expenses after the occurrence of a Default specified in Section 6.1(e) or (f) with respect to the Issuers, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Pursuant to Section 10.1, the obligations of the Issuers hereunder are jointly and severally guaranteed by the Guarantors.

SECTION 7.7.                                          Replacement of Trustee.

(a)                                 The Trustee may resign at any time by so notifying the Issuers.  The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Issuers and the Trustee in writing and may appoint a successor Trustee.  The Issuers will remove the Trustee if:

(i)                                     the Trustee fails to comply with Section 7.9;

(ii)                                  the Trustee is adjudged bankrupt or insolvent;

(iii)                               a receiver or other public officer takes charge of the Trustee or its property; or

(iv)                              the Trustee otherwise becomes incapable of acting.

(b)                                 If the Trustee resigns or is removed by the Issuers or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers will promptly appoint a successor Trustee.

(c)                                  A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.  All costs reasonably incurred in connection with any resignation or removal hereunder will be borne by the Issuers.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10.0% in principal amount of the Notes may petition, at the Issuers’ expense, any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee fails to comply with Section 7.9, unless the Trustee’s duty to resign is stayed, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Issuers’ obligations under this Indenture will continue for the benefit of the retiring Trustee.

SECTION 7.8.                                          Successor Trustee by Merger.  If the Trustee, consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act will be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee will succeed to the trusts created by this Indenture, any of the Notes will have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes will not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates will have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee will have.

SECTION 7.9.                                          Eligibility; Disqualification.  The Trustee will have a combined capital and surplus of at least $50 million as set forth in its most recent filed annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

SECTION 7.10.                                   Limitation on Duty of Trustee.  The Trustee will not have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Notes and the Guarantees by the Issuers, the Guarantors or any other Person.

SECTION 7.11.                                   Preferential Collection of Claims Against the Issuers.  The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed will be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12.                                   Reports by Trustee to Holders of the Notes.  Within 60 days after each October 15, beginning with October 15, 2014, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

The Issuers will promptly notify the Trustee in writing when any Notes are listed on any stock exchange and of any delisting thereof.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.1.                                          Discharge of Liability on Notes; Defeasance.

(a)                                 This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(i)                                     either (A) all the Notes theretofore authenticated and delivered (other than Notes which have been replaced or paid pursuant to Section 2.7 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes not previously delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year or (3) if redeemable at the option of the Issuers, have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and either of the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii)                                  the Issuers and/or the Guarantors have paid all other sums payable under this Indenture; and

(iii)                               LLC Co-Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b)                                 Subject to Section 8.1(c) and Section 8.2, the Issuers at any time may terminate (i) all of their obligations under the Notes and this Indenture (with respect to such Notes) and have each Guarantor’s obligation discharged with respect to its Guarantee and cure any then-existing Events of Default (“legal defeasance option”) or (ii) its obligations under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and 3.10 and the operation of Section 4.1 (other than Sections 4.1(a)(i), (ii) and (vi)) and Sections 6.1(c) (with respect to any Default under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and 3.10), 6.1(d), 6.1(e) (with respect to Significant Subsidiaries of the Issuers only), 6.1(f) (with respect to Significant Subsidiaries of the Issuers only) and 6.1(g) (“covenant defeasance option”).  The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of the covenant defeasance option.  In the event that the Issuers terminate all of their obligations under the Notes and this Indenture (with respect to such Notes) by exercising the legal defeasance option or the covenant defeasance option, the obligations of each Guarantor under its Guarantee of such Notes will be terminated simultaneously with the termination of such obligations.

(c)                                  If the Issuers exercise their legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default.  If the Issuers exercises their covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Section 6.1(c) (with respect to any Default by the LLC Co-Issuer or any of its Restricted Subsidiaries with any of their obligations under Article III other than Sections 3.1, 3.11, 3.14), 6.1(d), 6.1(e) (with respect to Significant Subsidiaries of the Issuers only), 6.1(f) (with respect to Significant Subsidiaries of the Issuers only) or 6.1(g).

(d)                                 Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee will acknowledge in writing the discharge of those obligations that the Issuers terminate.

(e)                                  Notwithstanding clauses (a) and (b) above, the Issuers’ obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 7.6, 7.7 and in this Article VIII will survive until the Notes have been paid in full.  Thereafter, the Issuers’ obligations in Sections 7.6, 8.5 and 8.6 will survive such satisfaction and discharge.

SECTION 8.2.                                          Conditions to Defeasance.

(a)                                 The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

(i)                                     the Issuers irrevocably deposit or cause to be deposited in trust with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient to pay the principal of, and premium (if any) and interest on the applicable Notes when due at maturity or redemption, as the case may be; provided that if such redemption is made pursuant to Paragraph 6(b) of the form of Note set forth in Exhibit A hereto (or any corresponding paragraph of a Global Note or a Definitive Note), then: (A) the amount of money or U.S. Government Obligations that the Issuers must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, as calculated by the Issuers in good faith; and (B) the Issuers must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date;

(ii)                                  the Issuers deliver to the Trustee a certificate from a nationally recognized certified public accounting firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii)                               91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(e) or (f) with respect to the Issuers occurs which is continuing at the end of the period;

(iv)                              the deposit does not constitute a default under any other agreement binding on the Issuers;

(v)                                 the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment advisor under the Investment Advisors Act of 1940;

(vi)                              in the case of the legal defeasance option, the Issuers will have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(vii)                           in the case of the covenant defeasance option, the Issuers will have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii)                        the Issuers deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.

(b)                                 Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article V.

SECTION 8.3.                                          Application of Trust Money.  The Trustee will hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII.  It will apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 8.4.                                          Repayment to Issuers.  Anything herein to the contrary notwithstanding, the Trustee will deliver or pay to the Issuers from time to time upon

Company Order any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable, provided that the Trustee will not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this Section 8.4.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent will pay to the Issuers upon written request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors.

SECTION 8.5.                                          Indemnity for U.S. Government Obligations.  The Issuers will pay and will indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.6.                                          Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuers and each Guarantor under this Indenture, the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if any of the Issuers or the Guarantors has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuers or any Guarantor, as the case may be, will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.1.                                          Without Consent of Holders.  Notwithstanding Section 9.2 hereof, this Indenture, the Notes and Guarantees may be amended or supplemented by the Issuers, any Guarantor (with respect to this Indenture or a Guarantee to which it is a party) and the Trustee without notice to or consent of any Holder:

(a)                                 to cure any ambiguity, omission, mistake, defect or inconsistency identified in an Officer’s Certificate of the LLC Co-Issuer delivered to the Trustee;

(b)                                 to conform the text of this Indenture (including any supplemental indenture or other instrument pursuant to which Additional Notes are issued), the

Guarantees or the Notes to the “Description of Senior Cash Pay Notes” in the Offering Circular or, with respect to any Additional Notes and any supplemental indenture or other instrument pursuant to which such Additional Notes are issued, to the “Description of Notes” relating to the issuance of such Additional Notes, solely to the extent that such “Description of Notes” provides for terms of such Additional Notes that differ from the terms of the Initial Notes, as contemplated by Section 2.2;

(c)                                  to comply with Section 4.1;

(d)                                 to provide for the assumption by a successor Person of the obligations of an Issuer or any Guarantor under this Indenture and the Notes or Guarantee, as the case may be;

(e)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(f)                                   to add or release Guarantees in accordance with the terms of this Indenture;

(g)                                  to secure the Notes;

(h)                                 to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers or any Guarantor;

(i)                                     to make any change that does not adversely affect the rights of any Holder in any material respect upon delivery to the Trustee of an Officer’s Certificate of the LLC Co-Issuer certifying the absence of such adverse effect;

(j)                                    to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(k)                                 to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(l)                                     to evidence and provide for the acceptance of appointment by a successor Trustee, provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture; or

(m)                             to provide for or confirm the issuance of Additional Notes.

SECTION 9.2.                                          With Consent of Holders.

(a)                                 This Indenture, the Notes, the Guarantees and the Escrow Agreement (including the redemption provisions of Section 5.9 related thereto) may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing or past Default or compliance with any provisions of such documents may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding other than Notes beneficially owned by the LLC Co-Issuer or its Affiliates (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided that (x) if any such amendment or waiver will only affect one series of Notes (or less than all series of Notes) then outstanding under this Indenture, then only the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) will be required and (y) if any such amendment or waiver by its terms will affect a series of Notes in a manner different from and materially adverse relative to the manner in which such amendment or waiver affects other series of Notes, then the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) will be required.  However, without the consent of each Holder of a Note affected (including, for the avoidance of doubt, any Notes held by Affiliates), no amendment, supplement or waiver may (with respect to any Notes held by a non-consenting Holder):

(i)                                     reduce the percentage of the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)                                  reduce the rate of or extend the time for payment of interest on any Note;

(iii)                               reduce the principal of or change the Stated Maturity of any Note;

(iv)                              waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration;

(v)                                 reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under Section 5.1; provided that the provisions of the Escrow Agreement and the redemption provisions related thereto described under Section 5.9 may be amended with the consent of the Holders of at least a majority in aggregate principal amount as described in this Section 9.2;

(vi)                              make any Note payable in money other than that stated in such Note;

(vii)                           impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(viii)                        make any change in the amendment or waiver provisions of this Indenture that require each Holder’s consent, as described in clauses (i) through (vii) above;

(ix)                              make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes; or

(x)                                 make the Notes or any Guarantee subordinated in right of payment to any other obligations.

(b)                                 The consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it will be sufficient if such consent approves the substance thereof.

(c)                                  After an amendment under this Section 9.2 becomes effective, the Issuers will (or will cause the Trustee, at the expense of and at the written request of the Issuers, to) mail to the Holders of Notes affected thereby a notice briefly describing such amendment.  The failure of the Issuers to mail such notice, or any defect therein, will not in any way impair or affect the validity of an amendment under this Section 9.2.

SECTION 9.3.                                          Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Note will bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  After an amendment or waiver becomes effective, it will bind every Holder unless it makes a change described in clauses (i) through (ix) of Section 9.2(a), in which case the amendment or waiver or other action will bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Notes.  An amendment or waiver made pursuant to Section 9.2 will become effective upon receipt by the Trustee of the requisite number of written consents.

The Issuers may, but will not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, will be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.4.                                          Notation on or Exchange of Notes.  If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note will issue and the Trustee will authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note will not affect the validity of such amendment.

SECTION 9.5.                                          Trustee To Sign Amendments.  The Trustee will sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not, in the sole determination of the Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing any amendment, supplement or waiver pursuant to this Article IX, the Trustee will be entitled to receive, and (subject to Section 7.1 and Section 7.2) will be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by or complies with this Indenture, that all conditions precedent to such amendment required by this Indenture have been complied with and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, subject to customary exceptions.  Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

ARTICLE X

Guarantees

SECTION 10.1.                                   Guarantees.

(a)                                 Subject to the provisions of this Article X, each Guarantor hereby jointly and severally, irrevocably, fully and unconditionally guarantees, as guarantor and not as a surety, with each other Guarantor, to each Holder, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other Obligations of the Issuers under this Indenture and the Notes (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuers or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”).  Each Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.

(b)                                 Each Guarantor waives (to the extent lawful) presentation to, demand of, payment from and protest to the Issuers of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment.  Each Guarantor waives (to the extent lawful) notice of any default under the Notes or the Guarantor Obligations.

(c)                                  Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

(d)                                 Except as set forth in Section 10.2 and Article VIII, the obligations of each Guarantor hereunder will not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and will not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein will not (to the extent lawful) be discharged or impaired or otherwise affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder for the Guarantor Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Guarantor; (vi) any change in the ownership of the Issuers; (vii) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (viii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(e)                                  Each Guarantor agrees that its Guarantee herein will remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Guarantee in compliance with Section 4.1, Section 10.2 and Article VIII.  Each Guarantor further agrees that its Guarantee herein will continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuers or otherwise.

(f)                                   In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay any of the Guarantor Obligations when and as the same will become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law)

(including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuers or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

(g)                                  Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (i) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (ii) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

(h)                                 Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

(i)                                     Neither the Issuers nor the Guarantors will be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof and any such notation will not be a condition to the validity of any Guarantee.

SECTION 10.2.                                   Limitation on Liability; Termination, Release and Discharge.

(a)                                 Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or the laws of the jurisdiction of organization of such Guarantor and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b)                                 A Guarantee by a Guarantor will be automatically and unconditionally released and discharged, and each Guarantor and its obligations under the Guarantee and this Indenture will be released and discharged:

(i)                                     upon the sale, exchange, disposition or other transfer (including through merger or consolidation) of (A) the Capital Stock of such Guarantor, if after such transaction the Guarantor is no longer a Restricted Subsidiary, or (B) all or substantially all the assets of such Guarantor if such sale, exchange, disposition or other transfer does not violate this Indenture;

(ii)                                  if the LLC Co-Issuer designates such Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth in Section 3.4, Section 3.13 and the definition of “Unrestricted Subsidiary;”

(iii)                               if such Guarantor ceases to be a guarantor of any Indebtedness under the Senior Credit Agreement, the ABL Credit Agreement and any capital markets Indebtedness of the LLC Co-Issuer or any Guarantor with an aggregate principal amount equal to or greater than $50.0 million; or

(iv)                              the Issuers’ exercise of their legal defeasance option or covenant defeasance option as described under Article VIII or if the Issuers’ Obligations under this Indenture are discharged in accordance with the terms of this Indenture.

(c)                                  If any Guarantor is released from its Guarantee, any of its Subsidiaries that are Guarantors will be released from their Guarantees, if any.

(d)                                 In the case of Section 10.2(b), the Issuers will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(e)                                  The release of a Guarantor from its Guarantee and its obligations under this Indenture in accordance with the provisions of this Section 10.2 will not preclude the future applications of Section 3.11 to such Person.

SECTION 10.3.                                   Right of Contribution.  Each Guarantor hereby agrees that to the extent that any such Guarantor will have paid more than its proportionate share of any payment made on the obligations under its Guarantee, such Guarantor will be entitled to seek and receive contribution from and against the Issuers or any other Guarantor who have not paid their proportionate share of such payment. The provisions of this Section 10.3 will in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor will remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

SECTION 10.4.                                   No Subrogation.  Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor will be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuers or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor will any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuers on account of the Guarantor Obligations are paid in full.  If any amount will be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations will not have been paid in full, such amount will be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and will, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

SECTION 10.5.                                   Limitations on Merger.  Subject to Section 4.1 and Section 10.2, a Guarantor will not, and the LLC Co-Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (other than in connection with the Transactions) unless:

(a)                                 such Guarantor is a Successor Guarantor;

(b)                                 the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments;

(c)                                  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default will have occurred and be continuing; and

(d)                                 the Successor Guarantor (if other than such Guarantor) will have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

(e)                                  such sale or disposition or consolidation or merger does not violate Section 3.7.

The Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee.  Notwithstanding the foregoing, (1) a Guarantor may merge or consolidate with an Affiliate of the LLC Co-Issuer incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in the United States, any state or territory thereof, the District of Columbia or the jurisdiction of such Guarantor,  so long as the principal amount of Indebtedness of the LLC Co-Issuer and the Restricted Subsidiaries is not increased thereby, (2) a Guarantor may consolidate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to an Issuer or another Guarantor, (3) a Guarantor may convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or the laws of a jurisdiction in the United States and (4) any Restricted Subsidiary may merge into any Guarantor, provided that, in the case of this clause (4), the surviving Person will be a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the

United States, any state or territory thereof or the District of Columbia or the jurisdiction of organization of such Restricted Subsidiary or Guarantor and the surviving Person of such merger (if not the Guarantor) will become a Guarantor upon the consummation of such merger.

ARTICLE XI

Miscellaneous

SECTION 11.1.                                   Notices.  Notices given by publication will be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.  Notices personally delivered will be deemed given at the time delivered by hand.  Notices given by facsimile will be deemed given when receipt is acknowledged.  Notices given by overnight air courier guaranteeing next day delivery will be deemed given the next Business Day after timely delivery to the courier.  Any notice or communication will be in writing and delivered in person, by facsimile or mailed by first-class mail addressed as follows:

if to the Issuers or any Guarantor:

Mariposa Merger Sub LLC
Mariposa Borrower, Inc.

c/o Ares Management

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Facsimile: (310) 201-4170

Attention: Adam Stein

With copies to:

Neiman Marcus Group LTD Inc.

One Marcus Square

1618 Main Street

Dallas, TX 75201

Facsimile: (214) 743-7611

Attention to: Tracy Preston

Latham and Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Fax: (212) 751-4864

Attention to: Kirk Davenport

Jason Licht

if to the Trustee:

U.S. Bank National Association
Global Corporate Trust Services

Two Midtown Plaza

1349 W. Peachtree Street, Suite 1050

Atlanta, GA 30309

Facsimile: (404) 898-2467

Attention:  Jack Ellerin

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder will be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and will be sufficiently given if so mailed within the time prescribed.  Any notice or communication will also be so mailed or delivered to any Person described in TIA § 313(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions will be deemed controlling.  The Trustee will not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice will be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

SECTION 11.2.                                   Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture (except in connection with (x) the original issuance of Notes on the date hereof and (y), with respect to clause (b) below, the execution of any amendment or supplement adding a new Guarantor under this Indenture), the Issuers will furnish to the Trustee:

(a)                                 an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.3.                                   Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) will comply with the provisions of TIA § 314(e) and also will include:

(a)                                 a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

SECTION 11.4.                                   Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.5.                                   Days Other than Business Days.  If a payment date is not a Business Day, payment will be made on the next succeeding day that is a Business Day, and no interest will accrue for the intervening period.  If a regular Record Date is not a Business Day, the Record Date will not be affected.

SECTION 11.6.                                   Governing Law.  This Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.7.                                   Jurisdiction and Service.  In relation to any legal action or proceedings arising out of or in connection with this Indenture, the Notes or the Guarantees, each Guarantor that is organized under laws other than those of the United States or a state or territory thereof or the District of Columbia hereby (a) irrevocably submits to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City, County and State of New York, United States (b) waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture, the Notes or the Guarantees in such courts on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum, (c) designates and appoints LLC Co-Issuer as their authorized agent upon which process may be served in any such suit, action or proceeding that may be instituted in any such court, and (d) agrees that service of any process, summons, notice or document by U.S. registered mail addressed to U.S. Co-Issuer, with written notice of said service to such Person at the address of the LLC Co-Issuer set forth in Section 11.1, will be effective service of process for any such legal action or proceeding brought in any such court.

SECTION 11.8.                                   Waiver of Jury Trial.  EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.9.                                   No Recourse Against Others.  No manager, managing director, incorporator, director, officer, employee or holder of any Equity Interests of the LLC Co-Issuer, Corporate Co-Issuer, any Subsidiary or any direct or indirect parent of the LLC Co-Issuer, as such, will have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder will waive and release all such liability.  The waiver and release will be part of the consideration for the issuance of the Notes.  This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 11.10.                            Successors.  All agreements of the Issuers and each Guarantor in this Indenture and the Notes will bind their respective successors.  All agreements of the Trustee in this Indenture will bind its successors.

SECTION 11.11.                            Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) will be effective as delivery of a manually executed counterpart thereof.  One signed copy is enough to prove this Indenture.

SECTION 11.12.                            Variable Provisions.  The Issuers initially appoint the Trustee as Paying Agent and Registrar and Notes Custodian with respect to any Global Notes.

SECTION 11.13.                            Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and will not modify or restrict any of the terms or provisions hereof.

SECTION 11.14.                            Force Majeure.  In no event will the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee will use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.15.                            USA Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and the Trust Officers, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this agreement agree that they will provide the Trustee and the Trust Officers with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

SECTION 11.16.                            Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else will have the protection of TIA § 312(c).

 [Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

MARIPOSA MERGER SUB LLC

By:	/s/Adam Stein
	Name:	Adam Stein
	Title:	Treasurer

MARIPOSA BORROWER, INC.

By:	/s/Adam Stein
	Name:	Adam Stein
	Title:	Treasurer

[Signature Page to the Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jack Ellerin
Name:	Jack Ellerin
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

Global Note Legend, if applicable
Private Placement Legend, if applicable
Temporary Regulation S Legend, if applicable

No. [ ]	Principal Amount
$[ ],
as revised by the Schedule of Increases
or Decreases in the Global Note attached
hereto(1)

CUSIP NO. (2)

MARIPOSA MERGER SUB LLC

MARIPOSA BORROWER, INC.

8.000% Senior Cash Pay Note due 2021

Mariposa Merger Sub LLC, a Delaware limited liability company, and Mariposa Borrower, Inc., a Delaware corporation promise to pay to Cede & Co., or registered assigns, the initial principal amount set forth on the Schedule of Increases or Decreases in the Global Note attached hereto, as revised by the Schedule of Increases or Decreases in the Global Note attached hereto, on October 15, 2021.

Interest Payment Dates:  April 15 and October 15.

Record Dates:  April 1 and October 1.

Additional provisions of this Note are set forth on the other side of this Note.

(1)  Insert on Global Notes only

(2)  144A — 570254 AA0
Reg S — U5689P AA6
IAI — 570254 AC6

MARIPOSA MERGER SUB LLC

By:
Name:
Title:

MARIPOSA BORROWER, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

By:
Title:	Authorized Signatory
Date:

[FORM OF REVERSE SIDE OF NOTE]
8.000% Senior Cash Pay Note due 2021

1.                                      Interest

Mariposa Merger Sub LLC, a Delaware limited liability company  (“Mariposa” or the “LLC Co-Issuer”), and Mariposa Borrower, Inc., a Delaware corporation (the “Corporate Co-Issuer” and, together with the LLC Co-Issuer and their successors and assigns under the Indenture hereinafter referred to, the “Issuers”), promise to pay interest on the principal amount of this Note at the rate per annum shown above.  The Issuers will pay interest semiannually on April 15 and October 15 of each year, with the first interest payment to be made on April 15, 2014.(3)  Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from October 21, 2013.(4)  Interest on the this Note will accrue at the rate of 8.000% per annum.  The Issuers will pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Issuers will pay interest on overdue principal at 2.0% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

2.                                      Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuers will irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest.  The Issuers will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the April 1 and October 1 next preceding the Interest Payment Date unless Notes are cancelled, repurchased or redeemed after the record date and before the Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Issuers will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by the Paying Agent by the transfer of immediately available funds to the accounts specified by the Depositary.  The Issuers will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) through the Paying Agent by mailing a check to the registered address of each Holder thereof.

(3)  With respect to the Initial Notes.

(4)  With respect to the Initial Notes.

3.                                      Paying Agent and Registrar

Initially, U.S. Bank National Association, duly organized and existing under the laws of the United States of America and having a Corporate Trust Office at Two Midtown Plaza, 1349 W. Peachtree Street, Suite 1050, Atlanta, GA 30309 (“Trustee”), will act as Paying Agent and Registrar.  The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder.  The Issuers or any of their Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                                      Indenture

The Issuers issued the Notes under an Indenture dated as of October 21, 2013 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuers and the Trustee.  The terms of the Notes include those stated in the Indenture.  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Securities Act for a statement of those terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling.

The Notes are senior unsecured obligations of the Issuers.  This Note is one of the 8.000% Senior Cash Pay Notes due 2021 referred to in the Indenture.  The Notes include (i) $960,000,000 aggregate principal amount of the Issuers’ 8.000% Senior Cash Pay Notes due 2021 issued under the Indenture on October 21, 2013 (herein called “Initial Notes”) and (ii) if and when issued, additional Notes of the Issuers that may be issued from time to time under the Indenture subsequent to October 21, 2013 (herein called “Additional Notes”).

5.                                     Guarantee

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same will be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the future guarantors will unconditionally Guarantee, jointly and severally, such obligations on a senior unsecured basis, subject to the limitations described in Article X of the Indenture.

6.                                      Optional Redemption

(a)                             On and after October 15, 2016(5), the Issuers may redeem the Notes, at their option, in whole at any time or in part from time to time, upon notice as described in Section 5.4 of the Indenture, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to (but not

(5)  With respect to the Initial Notes.

including) the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15(6) of the years set forth below:

Year	Percentage
2016	106.000%
2017	104.000%
2018	102.000%
2019 and thereafter	100.000%

(b)                                 At any time prior to October 15, 2016(7), the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, upon notice as described in Section 5.4 of the Indenture, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c)                                  At any time and from time to time, upon notice as described in Section 5.4 of the Indenture, prior to October 15, 2016(8), the Issuers may redeem in the aggregate up to 40.0% of the aggregate principal amount of the Notes (calculated after giving effect to the issuance of any Additional Notes of the same series) with an amount equal to the net cash proceeds of one or more Equity Offerings by the LLC Co-Issuer or any Parent Entity, to the extent the net cash proceeds thereof are contributed to the common equity capital of the LLC Co-Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the LLC Co-Issuer from it, at a redemption price (expressed as a percentage of the principal amount thereof) equal to 108.000% plus accrued and unpaid interest, if any, to (but not including) the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50.0% of the original aggregate principal amount of the Cash Pay Notes (calculated after giving effect to the issuance of any Additional Notes of the same series) must remain outstanding after each such redemption; and provided, further, that such redemption occurs within 120 days after the date on which any such Equity Offering is consummated.

(d)                                 Upon three Business Days’ prior notice, at any time prior to the last possible Special Mandatory Redemption Date (as defined below), the Issuers may, at their option redeem in whole, but not in part, at a redemption price equal to 100% of the initial issue price of the Notes plus accrued interest to, but not including, the redemption date if, in the Issuers’ reasonable judgment, the Merger will not be consummated on or prior to the Outside Date on substantially the terms described in the Offering Circular.

(6)  With respect to the Initial Notes.

(7)  With respect to the Initial Notes.

(8)  With respect to the Initial Notes.

(e)                                  In connection with any redemption of Notes (including with the net cash proceeds of an Equity Offering), any such redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related Equity Offering.  In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice will state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions will be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied (or waived by the Issuers in their sole discretion) by the Redemption Date, or by the Redemption Date so delayed.

(f)                                   Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(g)                                  Any redemption pursuant to this paragraph 6 will be made pursuant to the provisions of Article V of the Indenture.

7.                                      Change of Control; Asset Sales

(a)                                 If a Change of Control occurs, unless the Issuers have exercised their right to redeem all of the Notes under Section 5.1 of the Indenture, each Holder will have the right to require the Issuers to repurchase all or any part (in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof; provided that the Notes submitted or selected for purchase will not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000) of such Holder’s Notes at a purchase price in cash equal to 101.0% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

(b)                                 In connection with any Change of Control Offer (including with the net cash proceeds of an Equity Offering), any such Change of Control Offer may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related Equity Offering.  In addition, if such Change of Control Offer or notice is subject to satisfaction of one or more conditions precedent, such notice will state that, in the Issuers’ discretion, the purchase date may be delayed until such time as any or all such conditions will be satisfied (or waived by the Issuers in their sole discretion), or such purchase may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied (or waived by the Issuers in their sole discretion) by the purchase date, or by the purchase date so delayed.

(c)                                  In the event of an Asset Sale Offer that requires the purchase of Notes pursuant to Section 3.7(c) of the Indenture, the Issuers will be required to make an offer to all Holders to purchase Notes in accordance with Section 3.7(c) and Section 5.8 of the Indenture at an offer price in cash in an amount equal to 100.0% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of purchase (subject to the rights of Holders of record on any Record Date to receive payments of interest on the related Interest Payment Date).  Holders that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Note purchased pursuant to such offer by completing the form entitled “Option of Holder To Elect Purchase” attached hereto, or transferring its interest in such Note by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date.

8.                                      Escrow of Proceeds; Special Mandatory Redemption

The Notes are subject to the provisions of an Escrow Agreement among the Issuers, U.S. Bank National Association, as escrow agent and the Trustee.  The Notes will be subject to a Special Mandatory Redemption (the “Special Mandatory Redemption”) whereby the Issuers will redeem all of the Notes at a price equal to 100.0% of the initial issue price of the Notes plus accrued and unpaid interest from the Issue Date up to, but not including, the Special Mandatory Redemption Date in the event that (a) the Closing Date does not take place on or prior to November 21, 2013 (the “Outside Date”), (b) at any time prior to the Outside Date, any conditions to the release of the proceeds are deemed by the Issuers to be incapable of being satisfied on or prior to the Outside Date or (c) at any time prior to the Outside Date, the Merger Agreement is terminated (any such event being a “Mandatory Redemption Event”). Notwithstanding any other provision of Section 5.9 of the Indenture, if such an event occurs, the Issuers will cause the notice of special mandatory redemption (the “Special Redemption Notice”) to be mailed within three Business Day following the Mandatory Redemption Event, to the Trustee and the Escrow Agent.  Concurrently with the delivery of the Special Redemption Notice, the Issuers will request the Trustee to, at the Issuers’ expense, mail (by first-class mail to each Holder’s registered address or otherwise in accordance with the procedures of DTC) a notice that a Special Mandatory Redemption is to occur. Within three Business Days after the Trustee’s mailing of such notice of a Mandatory Redemption Event, the Issuers will perform the Special Mandatory Redemption (the date of such redemption, the “Special Mandatory Redemption Date”).  If the proceeds from the sale of the Notes have not been released to the Issuers in accordance with the Escrow Agreement and a Special Redemption Notice is not delivered to the Escrow Agent by 1:00 p.m. (Eastern Time) on the Outside Date, then the Escrow Agent will, at 2:00 p.m. (Eastern Time) on the Outside Date, release the Escrowed Funds to the Trustee to effect the Special Mandatory Redemption. Any amounts remaining after the making of the Special Mandatory Redemption and payment of any other amounts required under the Escrow Agreement or under this Indenture will be returned by the Trustee to the Issuers.  Upon release of the proceeds from the sale of the Notes to the Issuers in accordance with the Escrow Agreement, the Initial Notes will no longer be subject to a Special Mandatory Redemption pursuant to Section 5.9 or otherwise.

Except as set forth in this paragraph 8 of this Note and Section 5.9 of the Indenture, the LLC Co-Issuer will not be required to make any other mandatory redemption or sinking fund payments with respect to the Notes.

9.                                      Denominations; Transfer; Exchange

The Notes will be issuable only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Notes for a period beginning 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.

10.                               Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.                               Unclaimed Money

If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuers at their request unless an abandoned property law designates another person.  After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12.                               Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations (sufficient, without reinvestment, in the opinion of a nationally-recognized certified public accounting firm) for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

13.                               Amendment, Waiver

The Indenture and the Notes may be amended or waived as set forth in Article IX of the Indenture.

14.                               Defaults and Remedies

Events of Default will be as set forth in Article VI of the Indenture.

If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25.0% in aggregate principal amount of the outstanding Notes then outstanding may declare all the Notes to be due and payable immediately.  Certain events of bankruptcy or insolvency with respect to the Issuers are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to the Trustee.  Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.                               Trustee Dealings with the Issuers

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16.                               No Recourse Against Others

No manager, managing director, director, officer, employee, incorporator or Holder of any Equity Interests in the Issuers, any Subsidiary or any Parent Entity, as such, will not have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release will be part of the consideration for the issuance of the Notes.  This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17.                               Authentication

This Note will not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.                               CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

20.                               Successor Entity

When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity will be released from those obligations.

21.                               Governing Law

This Note will be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                         agent to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

                                                (Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of the Note will be $ [                          ].  The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount in increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 3.7 or 3.9 of the Indenture, check the box:

☐ 3.7	☐ 3.9

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 3.7 or 3.9 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or integral multiples of $1,000 in excess thereof): $

Date:		Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Neiman Marcus Group LTD LLC
Mariposa Borrower, Inc.

One Marcus Square

1618 Main Street

Dallas, TX 75201

Facsimile: (214) 743-7611

Attention to: Tracy Preston

U.S. Bank National Association
Global Corporate Trust Services

Two Midtown Plaza

1349 W. Peachtree Street, Suite 1050

Atlanta, GA 30309

Facsimile: (404) 898-2467

Attention:  Jack Ellerin

Re:  8.000% Senior Cash Pay Notes due 2021

Reference is hereby made to the Indenture, dated as of October 21, 2013, as amended or supplemented from time to time (this “Indenture”), among Mariposa Merger Sub LLC, a Delaware limited liability company (“Mariposa” or the “LLC Co-Issuer”), Mariposa Borrower, Inc., a Delaware corporation (the “Corporate Co-Issuer” and, together with the LLC Co-Issuer, the “Issuers”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”).  Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                        (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.	☐

Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.	☐

Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.	☐

Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or an Unrestricted Global Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

		(a)	☐	such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

		(b)	☐	such Transfer is being effected to the Issuers or a subsidiary thereof;

or

		(c)	☐	such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

		(d)	☐

such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $2,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.	☐	Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

		(a)	☐	Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)	☐

Check if Transfer is pursuant to Regulation S. (i)  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)	☐

Check if Transfer is pursuant to other exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP [ ]), or

		(ii)	☐	Regulation S Global Note (CUSIP [ ]), or

		(iii)	☐	IAI Global Note (CUSIP [ ]), or

	(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP [ ]), or

		(ii)	☐	Regulation S Global Note (CUSIP [ ]), or

		(iii)	☐	Unrestricted Global Note (CUSIP [ ]), or

		(iv)	☐	IAI Global Note (CUSIP [ ]), or

	(b)	☐	a Restricted Definitive Note; or

	(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Neiman Marcus Group LTD LLC
Mariposa Borrower, Inc.

One Marcus Square

1618 Main Street

Dallas, TX 75201

Facsimile: (214) 743-7611

Attention to: Tracy Preston

U.S. Bank National Association
Global Corporate Trust Services

Two Midtown Plaza

1349 W. Peachtree Street, Suite 1050

Atlanta, GA 30309

Facsimile: (404) 898-2467

Attention:  Jack Ellerin

Re:  8.000% Senior Cash Pay Notes due 2021

(CUSIP [         ])

Reference is hereby made to the Indenture, dated as of October 21, 2013, as amended or supplemented from time to time (this “Indenture”), among Mariposa Merger Sub LLC, a Delaware limited liability company (“Mariposa” or the “LLC Co-Issuer”), Mariposa Borrower, Inc., a Delaware corporation (the “Corporate Co-Issuer” and, together with the LLC Co-Issuer, the “Issuers”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”).  Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                  in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)           ☐            Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           ☐            Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] _ 144A Global Note, _ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Neiman Marcus Group LTD LLC
Mariposa Borrower, Inc.

One Marcus Square

1618 Main Street

Dallas, TX 75201

Facsimile: (214) 743-7611

Attention to: Tracy Preston

U.S. Bank National Association
Global Corporate Trust Services

Two Midtown Plaza

1349 W. Peachtree Street, Suite 1050

Atlanta, GA 30309

Facsimile: (404) 898-2467

Attention:  Jack Ellerin

Re:  8.000% Senior Cash Pay Notes due 2021

Reference is hereby made to the Indenture, dated as of October 21, 2013, as amended or supplemented from time to time (this “Indenture”), among Mariposa Merger Sub LLC, a Delaware limited liability company (“Mariposa” or the “LLC Co-Issuer”), Mariposa Borrower, Inc., a Delaware corporation (the “Corporate Co-Issuer” and, together with the LLC Co-Issuer, the “Issuers”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”).  Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                              aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1.             We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.             We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $2,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.             We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.             We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

EXHIBIT E

Form of Supplemental Indenture

THIS [•] SUPPLEMENTAL INDENTURE, dated as of [•], 20[•] (this “Supplemental Indenture”), is by and among Neiman Marcus Group LTD LLC, a Delaware limited liability company (the “LLC Co-Issuer”) as successor by merger of Mariposa Merger Sub LLC with and into Neiman Marcus Group LTD Inc. (which subsequently converted into a limited liability company), Mariposa Borrower, Inc., a Delaware corporation (the “Corporate Co-Issuer” and, together with the LLC Co-Issuer, the “Issuers”), each of the parties identified as a New Guarantor on the signature pages hereto (each, a “New Guarantor” and collectively, the “New Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the Trustee are parties to an indenture dated as of October 21, 2013 (the “Indenture”), providing for the issuance of the Issuers’ 8.000% Senior Cash Pay Notes due 2021 (the “Notes”);

WHEREAS, Section 3.11 (Additional Guarantors) of the Indenture provides that under certain circumstances the New Guarantors will execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors will unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.1 (Amendments Without Consent of Holders) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.

2.             Agreements to Become Guarantors. Each of the New Guarantors hereby unconditionally guarantees the Issuers’ obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuers, on the terms and subject to the conditions set forth in Article X (Guarantees) of the Indenture and agrees to be bound by all other provisions of the Indenture and the Notes applicable to a Guarantor therein.

3.             Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof will remain in full force and effect.  This Supplemental Indenture will form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered will be bound hereby.

4.             No Recourse Against Others.  No manager, managing director, director, officer, employee, incorporator or holder of any Equity Interests in the Issuers, any Subsidiary or any Parent Entity, as such, will have any liability for any obligations of the Issuers or the New Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes, by accepting a Note, waives and releases all such liability.  This waiver and release are part of the consideration for issuance of the Notes.  This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.             Notices.  For purposes of Section 11.1 (Notices) of the Indenture, the address for notices to each of the New Guarantors will be:

Neiman Marcus Group LTD LLC

One Marcus Square

1618 Main Street

Dallas, TX 75201

Facsimile: (214) 743-7611

Attention to: Tracy Preston

6.             Governing Law.  This Supplemental Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

7.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy will be an original, but all of them together will represent the same agreement.  Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) will be effective as delivery of a manually executed counterpart thereof.

8.             Effect of Headings.  The section headings herein are for convenience only and will not affect the construction hereof.

9.             The Trustee.  The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the New Guarantors.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

NEIMAN MARCUS GROUP LTD LLC

By:
	Name:	[ ]
	Title:	[ ]

MARIPOSA BORROWER, INC.

By:
	Name:	[ ]
	Title:	[ ]

[•], as a New Guarantor

By:
	Name:	[ ]
	Title:	[ ]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
	Name:	[ ]
	Title:	[ ]